Execution Version

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF FEBRUARY 14, 2011

AMONG

SOUTHWESTERN ENERGY COMPANY,

AS BORROWER,

THE LENDERS,

JPMORGAN CHASE BANK, N.A.,

AS ADMINISTRATIVE AGENT,

BANK OF AMERICA, N.A.,

AS SYNDICATION AGENT,

AND

CITIBANK, N.A.,

THE ROYAL BANK OF SCOTLAND PLC,

AND

WELLS FARGO BANK, N.A.,

AS CO-DOCUMENTATION AGENTS

J.P. MORGAN SECURITIES LLC,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

CITIBANK, N.A.,

RBS SECURITIES INC.,

AND

WELLS FARGO SECURITIES, LLC,

AS CO-LEAD ARRANGERS AND JOINT BOOK RUNNERS

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TABLE OF CONTENTS

ARTICLE I
DEFINITIONS

1.1

Definitions

1

1.2

Other Interpretive Provisions

15

ARTICLE II
THE CREDITS

2.1

Commitments

15

2.2

Types of Advances

15

2.3

Minimum Amount of Each Advance

16

2.4

Method of Selecting Types and Interest Periods for New Advances

16

2.5

Conversion and Continuation of Outstanding Advances

16

2.6

Commitment Fee; Voluntary Changes in Aggregate Commitment.

17

2.6.1

Commitment Fee

17

2.6.2

Voluntary Reduction of Aggregate Commitment

17

2.6.3

Voluntary Increase of Aggregate Commitment

17

2.7

Mandatory Reduction of the Aggregate Commitment

18

2.8

Prepayments.

18

2.9

Interest Rates, etc

19

2.10

Rates Applicable After Default

20

2.11

Maturity

20

2.12

Method of Payment

20

2.13

Noteless Agreement; Evidence of Indebtedness.

20

2.14

Telephonic Notices

21

2.15

Interest Payment Dates; Interest and Fee Basis

22

2.16

Notification of Advances, Interest Rates, Prepayments and Commitment Reductions

22

2.17

Lending Installations

22

2.18

Non-Receipt of Funds by the Administrative Agent.

22

2.19

Replacement of Lender

23

2.20

Letters of Credit.

24

2.20.1

Issuance

24

2.20.2

Participations

24

2.20.3

Issuance or Modification of Letters of Credit

25

2.20.4

Letter of Credit Fees

25

2.20.5

Reimbursement by Borrower

25

2.20.6

Reimbursement by Lenders

26

2.20.7

Obligations Absolute

26

2.20.8

Actions of Issuer

27

2.20.9

Indemnification

27

2.20.10

Lenders’ Indemnification

28

2.20.11

LC Collateral Account

28

2.20.12

Rights as a Lender

29

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i

2.21

Swing Line Loans.

29

2.21.1

Amount of Swing Line Loans

29

2.21.2

Method of Borrowing

29

2.21.3

Making of Swing Line Loans

29

2.21.4

Repayment of Swing Line Loans

30

2.22

Cash Collateral

30

2.23

Defaulting Lender Adjustments

31

2.23.1

Waivers and Amendments

31

2.23.2

Defaulting Lender Waterfall

31

2.23.3

Certain Fees.

32

2.23.4

Reallocation of Participations to Reduce Fronting Exposure

33

2.23.5

Cash Collateral, Repayment of Swing Line Loans

33

2.23.6

Defaulting Lender Cure

33

2.23.7

New Swing Line Loans/Letters of Credit

33

2.24

Additional Borrower; Assumption of Advances.

34

ARTICLE III
YIELD PROTECTION; TAXES

3.1

Yield Protection

35

3.2

Changes in Capital Adequacy Regulations

36

3.3

Availability of Types of Advances

36

3.4

Funding Indemnification

36

3.5

Taxes.

36

3.6

Lender Statements; Survival of Indemnity

40

ARTICLE IV
CONDITIONS PRECEDENT

4.1

Effectiveness

40

4.2

Each Credit Extension

41

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.1

Organization

42

5.2

Authorization and Validity

42

5.3

Financial Statements

42

5.4

Subsidiaries

43

5.5

ERISA

43

5.6

Defaults

43

5.7

Accuracy of Information

43

5.8

Regulation U

43

5.9

Taxes

43

5.10

Liens

43

5.11

Compliance with Orders

44

5.12

Litigation

44

5.13

Restrictive Agreements

44

5.14

No Conflict

44

5.15

Title to Properties

44

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5.16     Regulatory Approval

45

5.17

Negative Pledge

45

5.18

Investment Company Act

45

5.19

Compliance with Laws

45

5.20

Anti-Terrorism Laws

45

ARTICLE VI
COVENANTS

6.1

Information

45

6.2

Affirmative Covenants.

48

6.2.1

Reports and Inspection

48

6.2.2

Conduct of Business

48

6.2.3

Insurance

49

6.2.4

Taxes

49

6.2.5

Compliance with Laws

49

6.2.6

Maintenance of Properties

49

6.2.7

Additional Guarantors

50

6.2.8

Material Subsidiary Guarantors

50

6.3

Negative Covenants

50

6.3.1

Merger and Sale of Assets

50

6.3.2

Liens

51

6.3.3

Reserved.

54

6.3.4

Indebtedness of Subsidiaries

54

6.4

Financial Covenants

55

6.4.1

Debt to Capitalization Ratio

55

6.4.2

Interest Coverage Ratio

55

ARTICLE VII
DEFAULTS

7.1

Events of Default

55

7.1.1

Representations and Warranties

55

7.1.2

Payment Default

55

7.1.3

Breach of Certain Covenants

55

7.1.4

Other Breach of this Agreement

55

7.1.5

ERISA

55

7.1.6

Cross-Default

56

7.1.7

Voluntary Bankruptcy, etc

56

7.1.8

Involuntary Bankruptcy, etc

56

7.1.9

Judgments

56

7.1.10

Environmental Matters

56

7.1.11

Subsidiary Guaranty

57

7.1.12

SWN Guaranty

57

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES; RELEASES OF GUARANTORS

8.1

Acceleration

57

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8.2

Amendments

58

8.3

Preservation of Rights

58

8.4

Releases of Guarantors

59

ARTICLE IX
GENERAL PROVISIONS

9.1

Survival of Representations

59

9.2

Governmental Regulation

59

9.3

Headings

59

9.4

Entire Agreement

59

9.5

Several Obligations; Benefits of this Agreement

59

9.6

Expenses; Indemnification

60

9.7

Numbers of Documents

60

9.8

Accounting

60

9.9

Severability of Provisions

61

9.10

Nonliability of Lenders

61

9.11

Confidentiality

61

9.12

Nonreliance

61

9.13

Disclosure

62

ARTICLE X
THE ADMINISTRATIVE AGENT

10.1

Appointment; Nature of Relationship

62

10.2

Powers

62

10.3

General Immunity

62

10.4

No Responsibility for Loans, Recitals, etc

63

10.5

Action on Instructions of Lenders

63

10.6

Employment of Agents and Counsel

63

10.7

Reliance on Documents; Counsel

64

10.8

Administrative Agent’s Reimbursement and Indemnification

64

10.9

Notice of Default

64

10.10

Rights as a Lender

65

10.11

Lender Credit Decision

65

10.12

Successor Administrative Agent

66

10.13

Delegation to Affiliates

67

10.14

Other Agents

67

10.15

Administrative Agent May File Proofs of Claim

67

ARTICLE XI
SETOFF; RATABLE PAYMENTS

11.1

Setoff

68

11.2

Ratable Payments

68

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1

Successors and Assigns

68

12.2

Participations.

69

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12.2.1

Permitted Participants; Effect

69

12.2.2

Voting Rights

70

12.2.3

Participant Register

70

12.3

Assignments.

70

12.3.1

Permitted Assignments

70

12.3.2

Effect; Effective Date

71

12.4

Dissemination of Information

71

12.5

Register

71

12.6

Tax Treatment

72

ARTICLE XIII
NOTICES

ARTICLE XIV
COUNTERPARTS

ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL; MAXIMUM INTEREST RATE

15.1

CHOICE OF LAW

73

15.2

CONSENT TO JURISDICTION

73

15.3

WAIVER OF JURY TRIAL

73

15.4

Maximum Interest Rate

73

15.5

Service of Process

74

ARTICLE XVI
AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENT

ARTICLE XVII
USA PATRIOT ACT NOTIFICATION

SCHEDULES

Schedule 1A

Commitments

Schedule 1B

Pricing Schedule

Schedule 2.20

LC Issuance Limit

Schedule 5.4

Subsidiaries

Schedule 5.12

Litigation

Schedule 5.17

Negative Pledges

Schedule 6.2

Insurance

EXHIBITS

Exhibit A

Form of Borrowing Notice

Exhibit B

Form of Opinion of Counsel to Borrower

Exhibit C

Form of Assignment Agreement

Exhibit D

Form of Money Transfer Instructions

Exhibit E

Form of Note

Exhibit F

Form of Subsidiary Guaranty

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v

Exhibit G

Form of Compliance Certificate

Exhibit H

Form of Increase Request

Exhibit I

Additional Borrower Accession Agreement

Exhibit J

Form of SWN Guaranty

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THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This Third Amended and Restated Credit Agreement, dated as of February 14, 2011 is among Southwestern Energy Company, a Delaware Corporation (“SWN” and, together with its successors and assigns, the “Borrower”), the Lenders, JPMorgan Chase Bank, N.A., a national banking association, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and Citibank, N.A., The Royal Bank of Scotland plc and Wells Fargo Bank, N.A., as Co-Documentation Agents.  The parties hereto agree as follows:

ARTICLE I
DEFINITIONS

1.1

Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Borrower” is defined in Section 2.24.

“Additional Borrower Accession Agreement” is defined in Section 2.24.

“Additional Lender” is defined in Section 2.6.3.

“Administrative Agent” means JPMorgan in its capacity as administrative agent for the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

“Administrative Questionnaire” means an administrative questionnaire, substantially in the form supplied by the Administrative Agent, completed by a Lender and furnished to the Administrative Agent in connection with this Agreement.

“Advance” means a group of Revolving Loans (i) made by the Lenders on the same Borrowing Date or (ii) converted or continued by the Lenders on the same date of conversion or continuation and, in either case, consisting of Revolving Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

“Affected Lender” is defined in Section 2.19.

“Affiliate” of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person.  A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

“Aggregate Commitment” means the aggregate amount of the Commitments of all the Lenders, as changed from time to time pursuant to the terms hereof.

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“Agreement” means this amended and restated credit agreement, as it may be amended or modified and in effect from time to time.

“Agreement Accounting Principles” means generally accepted accounting principles as in effect from time to time; provided that if the Borrower notifies the Administrative Agent that the Borrower does not want to give effect to any change in generally accepted accounting principles (or if the Administrative Agent notifies the Borrower that the Required Lenders do not want to give effect to any such change), then Agreement Accounting Principles shall mean generally accepted accounting principles as in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or this Agreement is amended in a manner satisfactory to the Borrower and the Required Lenders.

“Alternate Base Rate” means, for any day, a rate of interest per annum equal to the greater of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Effective Rate in effect on such day plus ½ of 1% and (iii) the Eurodollar Rate that would be calculated for such day (or if such day is not a Business Day, the immediately preceding Business Day) in respect of a proposed Eurodollar Loan with a one-month Interest Period plus 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively.

“Anti-Terrorism Laws” means any Requirement of Law related to terrorism financing or money laundering including the USA PATRIOT Act, The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act”, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) and Executive Order 13224 (effective September 24, 2001).

“Applicable Margin” means a rate per annum determined in accordance with Schedule 1B.

“Arrangers” means J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citibank, N.A., RBS Securities Inc. and Wells Fargo Securities, LLC, and “Arranger” means any of them.

“Authorized Officer” means any of the following officers of the Borrower or an Additional Borrower, acting singly: the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Executive Vice President, Senior Vice President or Vice President.

“Bankruptcy Code” means the Bankruptcy Code in Title 11 of the United States Code, as amended from time to time.

“Borrower” is defined in the preamble at the top of page one.

“Borrowing Date” means a date on which an Advance or a Swing Line Loan is made hereunder.

“Borrowing Notice” is defined in Section 2.4.

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“Business Day” means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in the cities of Houston, Texas and New York City, New York for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in the cities of Houston, Texas and New York City, New York for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.

“Capitalized Lease” of a Person means any lease of Property, except oil and gas leases, by such Person as lessee that would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Capitalized Lease Obligations” of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the Issuers or Lenders, as collateral for LC Obligations or obligations of Lenders to fund participations in respect of LC Obligations, cash or deposit account balances or, if the Administrative Agent and Issuers shall agree in their reasonable discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the Issuer, as applicable.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule or regulation, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided however, for purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a “Change in Law” upon effectiveness thereof, regardless of the date enacted, adopted or issued.

“Change of Control” means that (i) any Person or group (within the meaning of Rule 13d 5 under the Securities Exchange Act of 1934, as amended) shall beneficially own, directly or indirectly, 25% or more of the common stock or other voting securities of the Borrower; or (ii) Continuing Directors shall fail to constitute a majority of the Board of Directors of the Borrower.  For purposes of the foregoing, “Continuing Director” means an individual who (x) is a member of the Board of Directors of the Borrower on the date of this Agreement or (y) is nominated to be a member of such Board of Directors after the date hereof by a majority of the Continuing Directors then in office.

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“Code” means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

“Collateral Shortfall Amount” is defined in Section 8.1.

“Commitment” means, for each Lender, the obligation of such Lender to make Revolving Loans, to issue or participate in Letters of Credit and to make or participate in Swing Line Loans, in an aggregate amount not exceeding the amount set forth (i) opposite such Lender’s name on Schedule 1A, (ii) in any assignment that has become effective pursuant to Section 12.3.2, or (iii) in any increase letter or assumption letter that has become effective pursuant to Section 2.6.3, in each case as such amount may be adjusted from time to time pursuant to the terms hereof.

“Commitment Fee Rate” means a rate per annum determined in accordance with Schedule 1B.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than for collection in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including any (i) comfort letter, (ii) take or pay contract, (iii) application for a letter of credit or (iv) obligation of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

“Conversion/Continuation Notice” is defined in Section 2.5.

“Controlled Group” means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

“Credit Extension” means the making of an Advance or a Swing Line Loan or the issuance, or extension of the term or increase in the amount, of a Letter of Credit.

“Debt to Capitalization Ratio” means the ratio of (i) Total Debt to (ii) the sum of Total Debt plus Stockholders’ Equity.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means an event described in Article VII.

“Defaulting Lender” means, subject to Section 2.23.6, any Lender that, as of the applicable determination date, (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender

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notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination in good faith that one or more conditions precedent to funding (which conditions precedent, together with the applicable default, if any, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination in good faith that a condition precedent to funding (which condition precedent, together with the applicable default, if any, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent and the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the acquisition or maintenance of any ownership interest in such Lender or any direct or indirect parent company thereof or the exercise of control over a Lender or any direct or indirect company thereof by a Governmental Authority so long as such ownership interest or exercise of control does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent and the Borrower that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.23.6) upon delivery of written notice of such determination to the Issuer, the Swing Line Lender and each Lender.

“Dollars” and “$” means dollars in lawful currency of the United States.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

“Eurodollar Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.

“Eurodollar Base Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum determined on the basis of the applicable British Bankers’ Association London interbank offered rate for deposits in Dollars for a period

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equal to such Interest Period commencing on the first day of such Interest Period as reported by any generally recognized financial information service as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period.  In the event that such rate does not appear on such page (or otherwise on such screen), the “Eurodollar Base Rate” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein.

“Eurodollar Loan” means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the applicable Eurodollar Rate.

“Eurodollar Rate” means, with respect to each day during each Interest Period pertaining to a Eurodollar Advance, the sum of (a) the Applicable Margin as in effect from time to time and (b) a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

Eurodollar Base Rate
1.00 - Reserve Requirements

“Excluded Taxes” means, (i) in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it (in lieu of net income taxes), by (A) the jurisdiction under the laws of which such Lender or the Administrative Agent is incorporated or organized or (B) the jurisdiction in which the Administrative Agent’s or such Lender’s principal executive office or such Lender’s applicable Lending Installation is located; and (ii) any United States withholding tax imposed under FATCA.

“Existing Agreement” means the Second Amended and Restated Credit Agreement dated as of February 9, 2007, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of October 12, 2007 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of May 7, 2008.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

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“Floating Rate” means, for any day, a rate per annum equal to the Alternate Base Rate for such day, changing when and as the Alternate Base Rate changes, plus the Applicable Margin as in effect on such day.

“Floating Rate Advance” means an Advance which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

“Floating Rate Loan” means a Revolving Loan which, except as otherwise provided in Section 2.10, bears interest at the Floating Rate.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to any Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding LC Obligations with respect to Letters of Credit issued by such Issuer other than LC Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Pro Rata Share of outstanding Swing Line Loans made by such Swing Line Lender other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners).

“Guarantor” means each Subsidiary which is a party to the Subsidiary Guaranty.

“Indebtedness” of a Person means such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services, (iii) obligations, whether or not assumed, secured by Liens on Property now or hereafter owned or acquired by such Person, limited, however to the lesser of (x) the amount of its liability or (y) the book value of the property, (iv) obligations, whether or not assumed, payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (v) obligations which are evidenced by notes, banker’s acceptances, or other similar instruments, (vi) obligations of such Person to purchase accounts, securities or other Property arising out of or in connection with the sale of the same or substantially similar accounts, securities or Property, (vii) Capitalized Lease Obligations, (viii) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person, (ix) net liabilities under interest rate swap, exchange or cap agreements, obligations or other liabilities with respect to accounts or notes, (x) Synthetic Lease Obligations, (xi) other transactions which are the functional equivalent, or take the place, of borrowing but which do not constitute a liability on the consolidated balance sheet of such Person but excluding operating leases, and (xii) Contingent Obligations; provided that, notwithstanding any of the foregoing, trade payables of gas marketing Subsidiaries and accounts payable arising in the ordinary course of business payable on terms customary in the trade, and Contingent Obligations in respect thereof, shall not constitute Indebtedness; and provided, further, that Indebtedness shall not include accounts

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payable which the Borrower is required to reflect on its balance sheet in accordance with Agreement Accounting Principles to the extent that (a) such accounts payable consist solely of contingent obligations under oil and gas hedge transactions for future periods and (b) as of any date of calculation thereof, the volume of oil and gas subject to such hedge transactions is not greater than 90% of the Borrower’s anticipated production from proved, oil and gas reserves owned by the Borrower and its Subsidiaries as of such date over the term covered by such hedge transactions.

“Interest Coverage Ratio” means, for any period of four fiscal quarters of the Borrower ending on the last day of a fiscal quarter, the ratio of (i) the sum of (a) the Borrower’s consolidated net income before interest, taxes, depreciation and amortization of non cash charges, all determined on a consolidated basis and in accordance with Agreement Accounting Principles for such period, but excluding, to the extent otherwise included therein, any non-cash gain or loss on any hedging agreement resulting from the requirements of SFAS 133 (or the successor to such standard or any equivalent standard adopted after the date hereof) and any non-cash charge on pension obligations resulting from the requirements of SFAS 158 (or the successor to such standard or any equivalent standard adopted after the date hereof), plus (b) to the extent deducted in determining such consolidated net income, any non-cash charge after the date hereof resulting from any write-down of the Borrower’s oil and gas properties to the full cost ceiling limitation required by the full cost method of accounting for such properties, to (ii) the Borrower’s net interest expense for such period.

“Interest Period” means, with respect to a Eurodollar Advance, a period of one week, two weeks or one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement.  Such Interest Period shall end on the day which corresponds numerically to such date one week, two weeks or one, two, three or six months thereafter, provided that if there is no such numerically corresponding day in such next or second week or next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next or second week or next, second, third or sixth succeeding month.  If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.  Notwithstanding any other provision of this Agreement, the Borrower may not select any Interest Period that would end after the scheduled Termination Date.

“Issuer” means any of JPMorgan and Bank of America, N.A., in their respective capacity as the issuers of Letters of Credit, and their respective successors in such capacity.

“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.

“Knowledge” means, with respect to the Borrower, the actual knowledge of (i) any Authorized Officer, (ii) any vice president of the Borrower in charge of a principal business unit, division or function (such as sales, administration or finance), (iii) any other officer who performs a policy making function or (iv) any other person who performs similar policy making functions for the Borrower.

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“LC Application” means, with respect to the issuance or modification of any Letter of Credit, the customary form for the issuance or modification, as the case may be, of letters of credit used by the Issuer from time to time in the normal course of its business or such other form as may be agreed to by the Borrower and the Issuer.

“LC Collateral Account” is defined in Section 2.20.11.

“LC Fee Rate” means a rate per annum determined in accordance with Schedule 1B.

“LC Issuance Limit” means, for any Issuer, the maximum aggregate amount specified for such Issuer on Schedule 2.20.

“LC Obligations” means, at any time, the sum, without duplication, of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time plus (ii) the aggregate amount of all Reimbursement Obligations at such time.

“Lenders” means the lending institutions from time to time party to this Agreement and their respective successors and assigns.  Unless otherwise specified, the term “Lenders” includes JPMorgan in its capacity as Issuer and Swing Line Lender.

“Lending Installation” means, with respect to a Lender or the Administrative Agent, the office, branch, subsidiary or affiliate of such Lender or the Administrative Agent listed on its Administrative Questionnaire, in the assignment agreement pursuant to which it became a Lender or otherwise designated pursuant to Section 2.17.

“Letter of Credit” is defined in Section 2.20.1.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or other security arrangement (including the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

“Loan” means a Revolving Loan or a Swing Line Loan.

“Loan Documents” means this Agreement, any Note, the Subsidiary Guaranty, any Letter of Credit, any LC Application, any Additional Borrower Accession Agreement, any SWN Guaranty, and any amendment, waiver, supplement or other modification to any of the foregoing.

“Margin Stock” has the meaning given thereto in Regulation U.

“Material Adverse Effect” means a material adverse effect on (i) the business, Property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries taken as a whole, (ii) the prospect that the Borrower will have the ability to fully and timely pay the Obligations or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Group of Subsidiaries” means two or more Subsidiaries which, if merged as of any relevant date of determination, would constitute a Material Subsidiary.

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“Material Subsidiary” means, as of any date of determination, each Subsidiary of the Borrower that:

(i)

has assets with a book value representing more than 10% of the book value of the consolidated assets of the Borrower and its Subsidiaries as of the end of the fiscal quarter ended immediately prior to such date of determination; and

(ii)

is responsible for more than 10% of the consolidated revenues of the Borrower and its Subsidiaries as reflected in the consolidated financial statements of the Borrower and its Subsidiaries for the four fiscal quarters immediately preceding such date of determination;

provided that each such determination of such assets or revenues shall be made after deducting all intercompany transactions which, in accordance with Agreement Accounting Principles, would be eliminated in preparing consolidated financial statements for the Borrower and its Subsidiaries.

“Minimum Collateral Amount” means, at any time, (i) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 100% of the Fronting Exposure of all Issuers with respect to Letters of Credit issued and outstanding at such time and (ii) otherwise, an amount determined by the Administrative Agent and the Issuers in their sole discretion.

“Modification” and “Modify” are defined in Section 2.20.1.

“Multiemployer Plan” means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

“Non-U.S. Lender” is defined in Section 3.5(iv).

“Note” means a promissory note, substantially in the form of Exhibit E, issued at the request of a Lender pursuant to Section 2.13.

“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all Reimbursement Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to any Lender, the Issuer, the Swing Line Lender, the Administrative Agent or any other indemnified party arising under the Loan Documents.

“Other Taxes” is defined in Section 3.5(ii).

“Participant Register” is defined in Section 12.2.3.

“Participants” is defined in Section 12.2.1.

“Payment Date” means the last Business Day of each March, June, September and December.

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“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.

“Permitted Collateral” means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within five years from the date of acquisition; (ii) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of five years or less from the date of acquisition issued by any Lender or by any commercial bank having combined capital and surplus of not less than $500,000,000; (iii) commercial paper and corporate debt obligations of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper or corporate bond issuers generally, and maturing within five years from the date of acquisition; (iv) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (ii) of this definition, having a term of not more than five years with respect to securities issued or fully guaranteed or insured by the United States government; (v) securities with maturities of five years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A2 by Moody’s; (vi) securities with maturity of five years or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (ii) of this definition; (vii) shares of money market mutual or similar funds that invest substantially all their assets in assets satisfying the requirements of clauses (i) through (vi) of this definition or assets otherwise consistent with the quality standards of cash equivalents described herein; (viii) asset-backed securities that (A) are rated at least A-2 by S&P or P-2 by Moody’s, or carry an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of such securities generally and (B) have a stated final maturity of not more than five years from the date of acquisition; and (ix) deposits or balances of cash and cash equivalents (including those in any margin account).

“Permitted Lien” and “Permitted Liens” are defined in Section 6.3.2.

“Person” means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced by JPMorgan or its parent, which is not necessarily the lowest rate charged to any customer, changing when and as said prime rate changes.

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“Principal Transmission Facility” means any transportation or distribution facility, including pipelines, of the Borrower or any Subsidiary located in the United States of America other than (i) any such facility which in the opinion of the Board of Directors of the Borrower is not of material importance to the business conducted by the Borrower and its Subsidiaries taken as a whole, or (ii) any such facility in which interests are held by the Borrower or by one or more Subsidiaries or by the Borrower and one or more Subsidiaries and by others and the aggregate interest held by the Borrower and all Subsidiaries does not exceed 50%.

“Productive Property” means any property interest owned by the Borrower or a Subsidiary in land (including submerged land and rights in and to oil, gas and mineral leases) located in the United States of America and classified by the Borrower or such Subsidiary, as the case may be, as productive of crude oil, natural gas or other petroleum hydrocarbons in paying quantities; provided that such term shall not include any exploration or production facilities on said land, including any drilling or producing platform.

“Property” of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned or leased by such Person.

“Pro Rata Share” means, with respect to any Lender, the percentage which the amount of such Lender’s Commitment is of the Aggregate Commitment (disregarding any Defaulting Lender’s Commitment) (or, if the Commitments have been terminated, the percentage which the sum of the principal amount of such Lender’s Revolving Loans plus such Lender’s participation interest in all Letters of Credit and Swing Line Loans is of the Total Outstandings, giving effect to any Lender’s status as a Defaulting Lender at the time of determination).

“Purchasers” is defined in Section 12.3.1.

“Register” is defined in Section 12.5.

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

“Regulation U” means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying Margin Stock applicable to member banks of the Federal Reserve System.

“Reimbursement Obligation” means any unpaid obligation of the Borrower to reimburse the Issuer for a payment made by the Issuer under a Letter of Credit.

“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be

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a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

“Required Lenders” means Lenders in the aggregate having more than 50% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding more than 50% of the Total Outstandings; provided that the Commitment, Loans and LC Obligations held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders (except if any such action affects the Defaulting Lender differently than other affected Lenders).

“Requirement of Law” means as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Reserve Requirement” means, with respect to an Interest Period, the daily average during such Interest Period of the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

“Revolving Loan” is defined in Section 2.1.

“SEC” means the Securities and Exchange Commission.

“Stated Amount” means, with respect to any Letter of Credit at any time, the maximum amount available to be drawn under such Letter of Credit at or after such time under any and all circumstances.

“Stockholders’ Equity” means the Borrower’s stockholders’ equity, determined in accordance with Agreement Accounting Principles, but without giving effect to (1) any non-cash charge after the date hereof resulting from any write-down of the Borrower’s oil and gas properties to the full cost ceiling limitations required by the full cost method of accounting for such properties and (ii) any non-cash gain or loss on any hedging agreement resulting from the requirements of SFAS 133 (or the successor to such standard or any equivalent standard adopted after the date hereof) and any non-cash charge on pension obligations recorded in stockholders’ equity resulting from the requirements of SFAS 158 (or the successor to such standard or any equivalent standard adopted after the date hereof).

“Subsidiary” of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.  Unless otherwise expressly provided, all references herein to a “Subsidiary” shall mean a Subsidiary of the Borrower.

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“Subsidiary Guaranty” means the Third Amended and Restated Subsidiary Guaranty executed by various Subsidiaries in favor of the Administrative Agent, for the ratable benefit of the Lenders, substantially in the form of Exhibit F.

“Swap Agreement” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, whether or not any such transaction is governed by or subject to any master agreement and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any master agreement; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swing Line Lender” means JPMorgan and its successors in its capacity as a swing line lender hereunder.

“Swing Line Loan” is defined in Section_2.21.1.

“Swing Line Loan Notice” is defined in Section 2.21.2.

“SWN Guaranty” is defined in Section 2.24.

“Synthetic Lease Obligation” means the monetary obligations of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person.

“Taxes” means any and all present or future taxes, duties, levies, imposts, deductions, withholdings or other similar charges imposed by any Governmental Authority, and any and all liabilities with respect to the foregoing (including any interest, penalties and additions to tax), but excluding Excluded Taxes and Other Taxes.

“Termination Date” means February 15, 2016 or such earlier date when the Aggregate Commitment has been reduced to zero.

“Total Debt” means all Indebtedness of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with Agreement Accounting Principles.

“Total Outstandings” means, at any time, the sum at such time of the aggregate principal amount of all Loans plus the LC Obligations.

“Transferee” is defined in Section 12.4.

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“Type” means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

“Unmatured Default” means an event which but for the lapse of any requisite time period or the giving of any requisite notice, or both, would, unless cured or waived, constitute a Default.

“Wholly-Owned Subsidiary” of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

1.2

Other Interpretive Provisions.  In this Agreement, (a) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; (b) unless otherwise indicated, any reference to a time of day shall mean such time of day in New York City, New York; (c) unless otherwise indicated, any reference to an Article, Section, Exhibit or Schedule means an Article or Section hereof or an Exhibit or Schedule hereto; and (d) the term “including” means “including without limitation”.

ARTICLE II
THE CREDITS

2.1

Commitments.  From the date of this Agreement to the Termination Date, (a) each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make loans (each a “Revolving Loan”) to the Borrower (or any Additional Borrower subject to the provisions of Section 2.24) from time to time in an amount equal to its Pro Rata Share of all Revolving Loans requested by the Borrower (or any Additional Borrower subject to the provisions of Section 2.24), (b) the Issuer agrees to issue Letters of Credit for the account of the Borrower from time to time requested by the Borrower in an aggregate amount not at any time exceeding its LC Issuance Limit (and each Lender severally agrees to participate in each such Letter of Credit as more fully set forth in Section 2.20) and (c) the Swing Line Lender agrees to make Swing Line Loans to the Borrower from time to time requested by the Borrower in an aggregate amount not at any time exceeding $100,000,000 (and each Lender severally agrees to participate in each such Swing Line Loan as more fully set forth in Section 2.21.3); provided that the Total Outstandings shall not at any time exceed the Aggregate Commitment.  Subject to the terms of this Agreement, the Borrower (or any Additional Borrower subject to the provisions of Section 2.24) may borrow, repay and reborrow Revolving Loans at any time prior to the Termination Date.

2.2

Types of Advances.  Advances may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, as selected by the Borrower or an Additional Borrower, as the case may be, in accordance with Sections 2.4 and 2.5.

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2.3

Minimum Amount of Each Advance.  Each Eurodollar Advance shall be in the amount of $1,000,000 or a higher integral multiple thereof and each Floating Rate Advance shall be in the amount of $1,000,000 or a higher integral multiple of $500,000, provided that (a) any Floating Rate Advance made (in whole or in part) to repay any Reimbursement Obligations or any Swing Line Loan may be in the amount of $100,000 or an integral multiple thereof; and (b) any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

2.4

Method of Selecting Types and Interest Periods for New Advances.  The Borrower or an Additional Borrower, as the case may be, shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time.  The Borrower or an Additional Borrower, as the case may be, shall give the Administrative Agent irrevocable notice (a “Borrowing Notice”) not later than 11:00 a.m. on the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date of each Eurodollar Advance, specifying:

(i)

the Borrowing Date, which shall be a Business Day, of such Advance,

(ii)

the aggregate amount of such Advance,

(iii)

the Type of Advance selected, and

(iv)

in the case of a Eurodollar Advance, the Interest Period applicable thereto.

Each Borrowing Notice shall be in writing (or by telephone promptly confirmed in writing) substantially in the form of Exhibit A.  Not later than 1:00 p.m. on the Borrowing Date for an Advance, each Lender shall make available its Pro Rata Share of such Advance in funds immediately available in New York City to the Administrative Agent at its address specified pursuant to Article XIII.  The Administrative Agent will promptly (but in no event later than 5:00 p.m.) make the funds so received from the Lenders available to the Borrower or an Additional Borrower, as the case may be, on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.5

Conversion and Continuation of Outstanding Advances.  Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section 2.5 or are repaid.  Each Eurodollar Advance shall continue as a Eurodollar Advance, until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Advance is or was repaid or (y) the Borrower or an Additional Borrower, as the case may be, shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Advance continue as a Eurodollar Advance for the same or another Interest Period.  Subject to the terms of Section 2.3, the Borrower or the Additional Borrower, as the case may be, may elect from time to time to convert all or any part of any Advance into an Advance of the other Type.  The Borrower

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or the Additional Borrower, as the case may be, shall give the Administrative Agent irrevocable notice (a “Conversion/Continuation Notice”) of each continuation or conversion of an Advance (other than an automatic continuation or conversion as provided in this Section 2.5) not later than the time specified in Section 2.4 for the making of the Type of Advance to be continued or converted into, specifying:

(i)

the requested date, which shall be a Business Day, of such conversion or continuation;

(ii)

the aggregate amount and Type of the Advance which is to be converted or continued;

(iii)

in the case of conversion of an Advance, the Type of Advance to be converted into;

(iv)

the amount of the Advance which is to be converted or continued; and

(v)

in the case of conversion into or continuation of a Eurodollar Advance, the duration of the Interest Period applicable thereto.

Each Conversion/Continuation Notice given by the Borrower or the Additional Borrower, as the case may be, shall constitute a representation and warranty by the Borrower or the Additional Borrower, as the case may be, that no Default or Unmatured Default exists.

2.6

Commitment Fee; Voluntary Changes in Aggregate Commitment.

2.6.1

Commitment Fee.  The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee at a per annum rate equal to the Commitment Fee Rate on the daily unused portion of such Lender’s Commitment from the date hereof to the Termination Date, payable on each Payment Date hereafter and on the Termination Date.  For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the principal amount of Revolving Loans then outstanding (excluding any outstanding Swing Line Loans), plus the LC Obligations then outstanding.

2.6.2

Voluntary Reduction of Aggregate Commitment.  The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in accordance with their respective Pro Rata Shares, in integral multiples of $1,000,000, upon at least three Business Days’ written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided that the amount of the Aggregate Commitment may not be reduced below the Total Outstandings.  All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Revolving Loans hereunder.

2.6.3

Voluntary Increase of Aggregate Commitment.  The Borrower may, from time to time (but no more often than twice in any one calendar year), by means of a letter

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delivered to the Administrative Agent substantially in the form of Exhibit H, request that the Aggregate Commitment be increased by up to $500,000,000 (resulting in a maximum total Aggregate Commitment of up to $2,000,000,000) in the aggregate by (i) increasing the Commitment of one or more Lenders which have agreed to such increase in their sole and absolute discretion and/or (ii) adding one or more commercial banks or other Persons as a party hereto (each an “Additional Lender”) with a Commitment in an amount agreed to by any such Additional Lender; provided that no Additional Lender shall be added as a party hereto without the written consent of the Administrative Agent, the Issuer and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed) or if an Unmatured Default or a Default exists.  Any increase in the Aggregate Commitment pursuant to this Section 2.6.3 shall be effective three Business Days after the date on which the Administrative Agent, the Issuer and the Swing Line Lender have approved the applicable increase letter in the form of Annex 1 to Exhibit H (in the case of an increase in the Commitment of an existing Lender) or assumption letter in the form of Annex 2 to Exhibit H (in the case of the addition of a commercial bank or other Person as a new Lender).  The Administrative Agent shall promptly notify the Borrower and the Lenders of any increase in the amount of the Aggregate Commitment pursuant to this Section 2.6.3 and of the Commitment of each Lender after giving effect thereto.  The parties hereto agree that, notwithstanding any other provision of this Agreement, the Administrative Agent, the Borrower, each Additional Lender and each increasing Lender, as applicable, may make arrangements satisfactory to such parties to cause an Additional Lender or an increasing Lender to temporarily hold risk participations in the outstanding Advances of the other Lenders (rather than fund its Percentage of all outstanding Loans concurrently with the applicable increase) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Aggregate Commitment.  The Borrower acknowledges that if, as a result of a non-pro-rata increase in the Aggregate Commitment, any Eurodollar Loans are prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor, then such prepayment or conversion shall be subject to the provisions of Section 3.4.

2.7

Mandatory Reduction of the Aggregate Commitment.  On any date on which a Change of Control occurs, the Aggregate Commitment shall be automatically and immediately reduced to zero and the Borrower shall forthwith deposit in the LC Collateral Account referenced in Section 2.20.11 hereof, with the Administrative Agent, for the benefit of the Lenders, an amount in cash equal to the LC Obligations.

2.8

Prepayments.

(a)

The Borrower or an Additional Borrower, as the case may be, may from time to time prepay, without penalty or premium, all outstanding Floating Rate Advances or, in an aggregate amount of $1,000,000 or a higher integral multiple of $500,000 (or, in the case of any prepayment of a Floating Rate Advance made to repay Reimbursement Obligations, in such other amount as is necessary to repay such Advance in full), any portion of the outstanding

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Floating Rate Advances upon notice to the Administrative Agent not later than 11:00 a.m. on the date of prepayment.  The Borrower or an Additional Borrower, as the case may be, may from time to time prepay, without penalty or premium, all outstanding Eurodollar Advances or, in an aggregate amount of $1,000,000 or a higher integral multiple thereof, any portion of the outstanding Eurodollar Advances upon three Business Days’ prior notice to the Administrative Agent.

(b)

On any date on which the Aggregate Commitment is reduced pursuant to Section 2.7, the Borrower or an Additional Borrower, as the case may be, shall prepay all Revolving Loans.

(c)

Any prepayment of a Eurodollar Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 3.4.

(d)

The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than noon on the date of the prepayment, and (ii) any such prepayment shall be in a principal amount which is an integral multiple of $100,000 (except that, if at any time Swing Line Loans are made in an amount which is not an integral multiple of $100,000 upon delivery of by the Swing Line Lender of a Swing Line Loan Notice as contemplated by Section 2.21.2, the next prepayment of Swing Line Loans shall be in an amount so that the outstanding principal amount of all Swing Line Loans is either (x) zero or (y) an integral multiple of $100,000).  Each such notice shall specify the date and amount of such prepayment.  If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

2.9

Interest Rates, etc.  Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from the date such Advance is made or is converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.5 to the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.5, at a rate per annum equal to the Floating Rate for such day.  Each Swing Line Loan shall bear interest on the outstanding principal amount thereof for each day from the applicable borrowing date at a rate per annum equal to the Floating Rate for such day or, so long as the Lenders have not been required to fund their participations in such Swing Line Loan pursuant to Section 2.21.3, such other rate as is agreed to in writing by the Swing Line Lender and the Borrower.  Changes in the rate of interest on Floating Rate Advances will take effect simultaneously with each change in the Alternate Base Rate.  Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from the first day of each Interest Period applicable thereto to the last day of such Interest Period at the interest rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower’s or the Additional Borrower’s selections under Sections 2.4 and 2.5 and otherwise in accordance with the terms hereof.

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2.10

Rates Applicable After Default.  Notwithstanding anything to the contrary herein, during the existence of a Default or Unmatured Default, the Required Lenders may, at their option, by notice to the Borrower and any Additional Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance.  During the existence of a Default, the Required Lenders may, at their option, by notice to the Borrower and any Additional Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance and Swing Line Loan shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the existence of a Default under Section 7.1.7 or 7.1.8, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances and Swing Line Loans without any election or action on the part of the Administrative Agent or any Lender.

2.11

Maturity.  Any outstanding Advances and all other accrued and unpaid Obligations shall be paid in full by the Borrower and any Additional Borrower on the scheduled Termination Date or such earlier date required by Section 2.7 or Section 8.1.

2.12

Method of Payment.  All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent’s address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower and any Additional Borrower, by 1:00 p.m. on the date when due and (except as otherwise specifically required hereunder) shall be applied ratably by the Administrative Agent among the Lenders in accordance with their respective Pro Rata Shares.  Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender.  The Administrative Agent is hereby authorized to charge the respective accounts of the Borrower and any Additional Borrower maintained with JPMorgan for each payment of principal, interest and fees applicable to such party as it becomes due hereunder.

2.13

Noteless Agreement; Evidence of Indebtedness.

(i)

Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower and any Additional

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Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(ii)

The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and, if applicable, each Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower and any Additional Borrower to each Lender hereunder, (c) the Stated Amount of each Letter of Credit and the amount of all Reimbursement Obligations and (d) the amount of any sum received by the Administrative Agent hereunder from the Borrower and any Additional Borrower and each Lender’s share thereof.

(iii)

The entries maintained in the accounts maintained pursuant to subsections (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower or any Additional Borrower to repay the Obligations in accordance with their terms.

(iv)

Any Lender may request that its Loans be evidenced by a Note.  In such event, the Borrower or any Additional Borrower, as the case may be, shall prepare, execute and deliver to such Lender a Note payable to such Lender.  Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in subsections (i) and (ii) above.

2.14

Telephonic Notices.  Each of the Borrower and any Additional Borrower hereby authorizes the Lenders and the Administrative Agent to extend, convert or continue Loans and/or Advances, to effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower or such Additional Borrower, as the case may be, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically.  Each of the Borrower and any Additional Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer.  If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

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2.15

Interest Payment Dates; Interest and Fee Basis.  Interest accrued on each Floating Rate Advance and on each Swing Line Loan shall be payable on each Payment Date, and at maturity (whether due to acceleration or otherwise).  Interest accrued on each Eurodollar Advance shall be payable on the last day of each applicable Interest Period, on any date on which such Advance is prepaid or is converted into a Floating Rate Advance and at maturity (whether due to acceleration or otherwise).  Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three month interval during such Interest Period.  Interest and fees shall be calculated for actual days elapsed on the basis of a 360 day year, except that interest accruing at the Prime Rate shall be calculated for actual days elapsed on the basis of a 365, or when appropriate 366, day year.  Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon at the place of payment.  If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

2.16

Notification of Advances, Interest Rates, Prepayments and Commitment Reductions.  Promptly after receipt thereof, the Administrative Agent will notify each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder.  The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

2.17

Lending Installations.  Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time.  All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation.  Each Lender may, by written notice to the Administrative Agent and the Borrower or any Additional Borrower, as the case may be, in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

2.18

Non-Receipt of Funds by the Administrative Agent.

(a)

Funding by Lenders; Presumption by Administrative Agent.  Unless the Administrative Agent shall have received notice from a Lender prior to the time such Lender is required to fund any Advance that such Lender will not make available to the Administrative Agent such Lender’s share of such Advance, the Administrative Agent may assume that such Lender has made such share available at such time in accordance with Section 2.1 and may, in reliance upon such assumption, make available to the Borrower or any Additional Borrower, as the case may be, a corresponding amount.  In such event, if a Lender has not in fact made its

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share of the applicable Advance available to the Administrative Agent, then the applicable Lender and the Borrower or the Additional Borrower, as the case may be, severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower or the Additional Borrower, as the case may be, to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower or the Additional Borrower, as the case may be, the interest rate applicable to Floating Rate Loans.  If the Borrower or any Additional Borrower, as the case may be, and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower or the Additional Borrower, as the case may be, the amount of such interest paid by the Borrower or the Additional Borrower, as the case may be, for such period.  If such Lender pays its share of the applicable Advance to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Advance.  Any payment by the Borrower or any Additional Borrower, as the case may be, shall be without prejudice to any claim the Borrower or the Additional Borrower, as the case may be, may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(b)

Payments by Borrower; Presumptions by Administrative Agent.  Unless the Administrative Agent shall have received notice from the Borrower or any Additional Borrower, as the case may be, prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuer hereunder that the Borrower or the Additional Borrower, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or the Additional Borrower, as the case may be, has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuer, as the case may be, the amount due.  In such event, if the Borrower or the Additional Borrower, as the case may be, has not in fact made such payment, and in the case of the Additional Borrower, the Borrower has not made payment on its behalf, then each of the Lenders or the Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuer, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.  Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower or any Additional Borrower, as the case may be.

2.19

Replacement of Lender.  If the Borrower or any Additional Borrower, as the case may be, is required pursuant to Sections 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender’s obligation to make or continue, or to convert Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an “Affected Lender”) or if any Lender becomes a Defaulting Lender, the Borrower or such Additional Borrower, as the case may be, may elect, if such amounts continue to be charged or such suspension is still effective or such Lender is still a Defaulting Lender, to replace

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such Affected Lender or Defaulting Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided, further, that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower or such Additional Borrower, as the case may be, and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender or Defaulting Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender or Defaulting Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower or the Additional Borrower, as the case may be, shall pay to such Affected Lender or Defaulting Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender or Defaulting Lender by the Borrower or the Additional Borrower, as the case may be, hereunder to the date of termination, including payments due to such Affected Lender or Defaulting Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 3.4 had the Revolving Loans of such Affected Lender or Defaulting Lender been prepaid on such date rather than sold to the replacement Lender.

2.20

Letters of Credit.

2.20.1

Issuance.  The Issuer hereby agrees, on the terms and conditions set forth in this Agreement, to issue standby letters of credit (each a “Letter of Credit”) and to renew, extend, increase, decrease or otherwise modify Letters of Credit (“Modify,” and each such action a “Modification”) from time to time from the date of this Agreement to the Termination Date upon the request of the Borrower; provided that immediately after each Letter of Credit is issued or Modified, (i) no Issuer’s LC Obligations shall exceed its LC Issuance Limit and (ii) the Total Outstandings shall not exceed the Aggregate Commitment.  No Letter of Credit shall have an expiry date later than the earlier of (a) one year after the date of issuance thereof (provided that any Letter of Credit with a one-year tenor may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in the following clause (b)) and (b) five Business Days prior to the scheduled Termination Date.

2.20.2

Participations.  Upon the issuance or Modification by the Issuer of a Letter of Credit in accordance with this Section 2.20, the Issuer shall be deemed, without further action by any Person, to have unconditionally and irrevocably sold to each Lender, and each Lender shall be deemed, without further action by any Person, to have unconditionally and irrevocably purchased from the Issuer, a participation in such Letter of Credit (and each Modification thereof) and the related LC Obligations in proportion to its Pro Rata Share.

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2.20.3

Issuance or Modification of Letters of Credit.  Subject to Section 2.20.1, the Borrower shall deliver an LC Application to the Issuer prior to noon at least two Business Days (or such lesser period of time as the Issuer may agree in its sole discretion) prior to the proposed date of issuance or Modification of a Letter of Credit, specifying the beneficiary, the proposed date of issuance (or Modification) and the expiry date of such Letter of Credit and, in the case of issuance of a Letter of Credit, describing the proposed terms of such Letter of Credit and the nature of the transactions proposed to be supported thereby.  Upon receipt of an LC Application, the Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender, of the contents thereof and of the amount of each Lender’s participation in such proposed Letter of Credit.  The Issuer shall have no obligation to issue, or to increase the amount or extend the expiry date of, any Letter of Credit unless the conditions precedent set forth in Article IV are satisfied; it being understood that the Issuer shall have no duty to ascertain whether such conditions have been satisfied unless the Issuer has received written notice from the Borrower, the Administrative Agent or any Lender, which has not been rescinded, stating that any such condition precedent has not been satisfied.  In the event of any conflict between the terms of this Agreement and the terms of any LC Application, the terms of this Agreement shall control.

2.20.4

Letter of Credit Fees.  The Borrower shall pay to the Administrative Agent, for the account of the Lenders ratably in accordance with their respective Pro Rata Shares, with respect to each Letter of Credit, a letter of credit fee at a rate per annum equal to the LC Fee Rate in effect from time to time on the Stated Amount of such Letter of Credit, such fee to be payable in arrears on each Payment Date, on the Termination Date and thereafter (if applicable) on demand; provided that during the existence of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in fees), declare that such fee shall be calculated based upon the LC Fee Rate plus 2%.  The Borrower shall also pay to the Issuer for its own account (x) a fronting fee of a percentage per annum as agreed upon by the Borrower and the Issuer prior to the date hereof on the Stated Amount of each Letter of Credit, with such fee to be payable in arrears on each Payment Date, and (y) documentary and processing charges in connection with the issuance, transfer, cancellation or Modification of and draws under Letters of Credit in accordance with the Issuer’s standard schedule for such charges as in effect from time to time.

2.20.5

Reimbursement by Borrower.  Promptly upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Issuer shall notify the Administrative Agent, and upon receipt of such notice the Administrative Agent shall promptly notify the Borrower and each other Lender, as to the amount to be paid by the Issuer as a result of such demand and the proposed payment date.  If the Issuer honors such demand for payment, the Issuer shall promptly notify the Borrower and the Borrower shall be irrevocably and

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unconditionally obligated to reimburse the Issuer for such payment not later than noon (i) if notice of such payment is received from the Issuer prior to 10:45 a.m. on a Business Day, on such Business Day, or (ii) otherwise, on the Business Day immediately following the Borrower’s receipt of such notice (it being understood that, subject to the other terms and conditions of this Agreement, the Borrower may request Advances to pay Reimbursement Obligations hereunder and that, in determining whether the making of any Advance would cause the Total Outstandings to exceed the Aggregate Commitment, any Reimbursement Obligation that will be paid with the proceeds of such Advance shall be deemed not to be outstanding).  Any amount paid by the Issuer under a Letter of Credit and not reimbursed by the Borrower on the date of such payment shall bear interest, payable on demand, at a rate per annum equal to (a) for any day prior to the date on which such payment by the Borrower is due in accordance with the foregoing sentence, the Federal Funds Effective Rate, and (b) thereafter, the rate applicable to Floating Rate Advances plus, beginning on the first Business Day after such payment is due, 2%.

2.20.6

Reimbursement by Lenders.  If and to the extent that the Borrower fails to reimburse the Issuer for any payment under a Letter of Credit by the time required by Section 2.20.5, each Lender (other than the Issuer in its capacity as a Lender) shall be unconditionally and irrevocably obligated, without regard to the occurrence of any Default or Unmatured Default or any condition precedent whatsoever, to pay the Issuer on demand (i) such Lender’s Pro Rata Share of such unreimbursed amount plus (ii) interest on the amount payable by such Lender, for each day from the date of the applicable payment by the Issuer to the date on which the Issuer receives payment from such Lender, at a rate per annum equal to the Federal Funds Effective Rate or, beginning on third Business Day after demand for such amount by the Issuer, the rate applicable to Floating Rate Advances.  The Issuer will pay to each Lender, ratably in accordance with its Pro Rata Share, any amount received by it from the Borrower for application in payment, in whole or in part, to amounts owed by the Borrower in respect of any drawing under a Letter of Credit, together with interest paid by the Borrower thereon, but only to the extent (and, in the case of interest, for the relevant period of time after) such Lender made payment to the Issuer in respect of such drawing pursuant to this Section 2.20.6.

2.20.7

Obligations Absolute.  The Borrower’s obligation to reimburse the Issuer for each drawing under a Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against the Issuer, any Lender or any beneficiary of a Letter of Credit.  The Borrower further agrees with the Issuer and the Lenders that neither the Issuer nor any Lender shall be responsible for, and the Reimbursement Obligations in respect of any Letter of Credit shall not be affected by, among other things, any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact

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prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other Person to whom any Letter of Credit may be transferred or any claim or defense whatsoever of the Borrower or of any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee.  The Borrower agrees that any action taken or omitted by the Issuer or any Lender under or in connection with any Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the Issuer or any Lender under any liability to the Borrower.  Notwithstanding the foregoing or any other provision of this Agreement, the Borrower shall not be precluded from asserting any claim for direct (but not consequential) damages suffered by the Borrower to the extent, but only to the extent, caused by (i) the gross negligence or willful misconduct of the Issuer in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit, (ii) the Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit or (iii) the gross negligence or willful misconduct of the Administrative Agent or any Lender in giving a notice of the type described in the second sentence of Section 2.20.3.

2.20.8

Actions of Issuer.  The Issuer shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document believed in good faith by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuer.  The Issuer shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Required Lenders as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any other provision of this Section 2.20, the Issuer shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders and any future holder of a participation in any Letter of Credit.  Without limiting the foregoing, the responsibility of the Issuer to the Borrower and each Lender with respect to any requested drawing under a Letter of Credit shall be only to determine that the documents delivered under such Letter of Credit in connection with a demand for payment appear on their face to be in conformity in all material respects with such Letter of Credit.

2.20.9

Indemnification.  The Borrower agrees to indemnify and hold harmless each Lender, the Issuer and the Administrative Agent, and their respective directors, officers, agents and employees, from and against any and all claims and damages, losses, liabilities, costs or expenses which such Lender, the Issuer or the

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Administrative Agent may incur (or which may be claimed against such Lender, the Issuer or the Administrative Agent by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including any claims, damages, losses, liabilities, costs or expenses which the Issuer may incur by reason of or in connection with (i) the failure of any other Lender to fulfill or comply with its obligations to the Issuer hereunder (but nothing herein contained shall affect any right the Borrower may have against any Defaulting Lender) or (ii) by reason of or on account of the Issuer issuing any Letter of Credit which specifies that the term “Beneficiary” therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by any such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Issuer, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify any Lender, the Issuer or the Administrative Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by any event described in clause (i), (ii) or (iii) of the last sentence of Section 2.20.7.  Nothing in this Section 2.20.9 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

2.20.10

Lenders’ Indemnification.  Each Lender shall, ratably in accordance with its Pro Rata Share, indemnify the Issuer and its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and charges), claim, demand, action, loss or liability (except such as result from such indemnitees’ gross negligence or willful misconduct or the Issuer’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit) that such indemnitees may suffer or incur in connection with this Section 2.20 or any action taken or omitted by such indemnitees hereunder.

2.20.11

LC Collateral Account.  The Borrower agrees that, if any Letter of Credit is outstanding on the Termination Date, it will establish on such date (or on such earlier date as may be required pursuant to Section 8.1), and thereafter maintain so long as any Letter of Credit is outstanding or any amount is payable to the Issuer or the Lenders in respect of any Letter of Credit, a special collateral account pursuant to arrangements satisfactory to the Administrative Agent (the “LC Collateral Account”) at the Administrative Agent’s office at the address specified pursuant to Article XIII, in the name of the Borrower but under the sole dominion and control of the Administrative Agent, for the benefit of the Lenders, and in which the Borrower shall have no interest other than as set forth in Section 8.1.  The Borrower hereby pledges, assigns and grants to the Administrative Agent, on behalf of and for the ratable benefit of the Lenders and the Issuer, a security interest in all of the Borrower’s right, title and interest in and to all funds which may from time to time be on deposit in the LC Collateral Account, to secure the prompt and complete payment and performance of the Obligations.

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The Administrative Agent will invest any funds on deposit from time to time in the LC Collateral Account in certificates of deposit of JPMorgan having a maturity not exceeding 30 days.  The Administrative Agent agrees that when all Obligations have been paid in full and all Letters of Credit have expired or been terminated, the Administrative Agent will deliver all remaining funds in the LC Collateral Account to the Borrower (or such other Person as is entitled thereto under applicable law).  If the Administrative Agent determines that any Person other than the Borrower is entitled to such remaining funds, the Administrative Agent shall use reasonable efforts to give the Borrower notice of such determination in advance of delivering such funds to any other Person, but the Administrative Agent shall have no liability for the failure to deliver such notice.

2.20.12

Rights as a Lender.  In its capacity as a Lender, the Issuer shall have the same rights and obligations as any other Lender.

2.21

Swing Line Loans.

2.21.1

Amount of Swing Line Loans.  Upon the satisfaction of the applicable conditions precedent set forth in Article IV, from and including the date of this Agreement and prior to the Termination Date, the Swing Line Lender agrees, on the terms and conditions set forth in this Agreement, to make loans (“Swing Line Loans”) to the Borrower from time to time in an aggregate principal amount not to exceed $100,000,000 notwithstanding the fact that such Swing Line Loans, when aggregated with such Lender’s Pro Rata Share of Revolving Loans and LC Obligations hereunder may exceed the amount of such Lender’s Commitment; provided that the Total Outstandings shall not at any time exceed the Aggregate Commitment.  Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Swing Line Loans at any time prior to the Termination Date.

2.21.2

Method of Borrowing.  Not later than (i) 2:30 p.m. on the Borrowing Date of each Swing Line Loan which shall bear interest on the outstanding principal amount thereof for each day from the applicable Borrowing Date at a rate per annum equal to the Floating Rate for such day and (ii) 1:00 p.m. on the Borrowing Date of each Swing Line Loan which shall bear interest on the outstanding principal amount thereof for each day from the applicable Borrowing Date at a rate per annum other than the Floating Rate, the Borrower shall deliver to the Administrative Agent and the Swing Line Lender irrevocable notice (a “Swing Line Loan Notice”) specifying (i) the applicable Borrowing Date (which date shall be a Business Day), and (ii) the aggregate amount of the requested Swing Line Loan, which shall be an integral multiple of $100,000.

2.21.3

Making of Swing Line Loans.  Promptly after receipt of a Swing Line Loan Notice, the Administrative Agent shall notify each Lender by fax, or other similar form of transmission, of the requested Swing Line Loan.  Not later than 4:00 p.m. on the applicable Borrowing Date, the Swing Line Lender shall make available the Swing Line Loan, in funds immediately available in New York City, to the Administrative Agent at its address specified pursuant to Article XIII.  The

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Administrative Agent will promptly (but in no event later than 5:00 p.m.) make the funds so received from the Swing Line Lender available to the Borrower on the Borrowing Date at the Administrative Agent’s aforesaid address.

2.21.4

Repayment of Swing Line Loans.  The Swing Line Lender may, at any time in its sole discretion, by notice to the Administrative Agent not later than noon on any day (which shall promptly notify each Lender), require each Lender (including the Swing Line Lender) to make a Revolving Loan in the amount of such Lender’s Pro Rata Share of such Swing Line Loan (including, without limitation, any interest accrued and unpaid thereon), for the purpose of repaying such Swing Line Loan.  Not later than 2:00 p.m. on the date of any notice received pursuant to this Section 2.21.4, each Lender shall make available its required Revolving Loan, in funds immediately available in New York City to the Administrative Agent at its address specified pursuant to Article XIII.  Revolving Loans made pursuant to this Section 2.21.4 shall initially be Floating Rate Loans and thereafter may be continued as Floating Rate Loans or converted into Eurodollar Loans in the manner provided in Section 2.5 and subject to the other conditions and limitations set forth in this Article II.  Unless a Lender shall have notified the Swing Line Lender, prior to the making of any Swing Line Loan, that any applicable condition precedent set forth in Article IV had not then been satisfied, such Lender’s obligation to make Revolving Loans pursuant to this Section 2.21.4 to repay Swing Line Loans shall be unconditional, continuing, irrevocable and absolute and shall not be affected by any circumstance, including, (a) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Administrative Agent, the Swing Line Lender or any other Person, (b) the occurrence or continuance of a Default or Unmatured Default, (c) any adverse change in the condition (financial or otherwise) of the Borrower or (d) any other circumstance, happening or event whatsoever.  If any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.21.4, the Administrative Agent shall be entitled to receive, retain and apply against such obligation the principal and interest otherwise payable to such Lender hereunder until the Administrative Agent receives such payment from such Lender or such obligation is otherwise fully satisfied.  In addition to the foregoing, if for any reasons any Lender fails to make payment to the Administrative Agent of any amount due under this Section 2.21.4, such Lender shall be deemed, at the option of the Administrative Agent, to have unconditionally and irrevocably purchased from the Swing Line Lender, without recourse or warranty, an undivided interest and participation in the applicable Swing Line Loan in the amount of such Revolving Loan, and such interest and participation may be recovered from such Lender together with interest thereon at the Federal Funds Effective Rate for each day during the period commencing on the date of demand and ending on the date such amount is received.

2.22

Cash Collateral.  At any time that there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or any Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the Issuer’s Fronting Exposure with respect to such Defaulting

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Lender (determined after giving effect to Section 2.23.4 and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount.

(a)

Application.  Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.22 or Section 2.23 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of LC Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(b)

Termination of Requirement.  Cash Collateral (or the appropriate portion thereof) provided to reduce any Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.22 following (i) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (ii) the determination by the Administrative Agent and each Issuer that there exists excess Cash Collateral; provided that, subject to Section 2.23 the Person providing Cash Collateral and each Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations.

2.23

Defaulting Lender Adjustments.  Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

2.23.1

Waivers and Amendments.  Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

2.23.2

Defaulting Lender Waterfall.  Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.1 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuer or Swing Line Lender hereunder; third, to Cash Collateralize the Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.23.5; fourth, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released in order of priority as it arises to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement

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and (y) Cash Collateralize the Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.23.5; sixth, to the payment of any amounts owing to the Lenders, the Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender's breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Reimbursement Obligations in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.2 were satisfied and waived, such payment shall be applied solely to pay the Loans of, and Reimbursement Obligations owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Reimbursement Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in LC Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Commitments without giving effect to Section 2.23.4. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.23.2 shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

2.23.3

Certain Fees.

(A)

No Defaulting Lender shall be entitled to receive any commitment fee pursuant to Section 2.6.1 or the Letter of Credit fee referred to in the first sentence of Section 2.20.4 for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B)

With respect to any commitment fee or Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (A) above, to the extent that a non-Defaulting Lender has irrevocably assumed any portion of the Defaulting Lender’s Commitment hereunder, without duplication, the Borrower shall (x) pay to each such non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in LC Obligations that has been reallocated to such non-Defaulting Lender pursuant to Section 2.23.4 below, (y) pay to each Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.

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2.23.4

Reallocation of Participations to Reduce Fronting Exposure.  Upon the determination that a Lender is a Defaulting Lender, the Administrative Agent shall reallocate all or any part of such Defaulting Lender’s participation in LC Obligations and Swing Line Loans among the non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate principal amount of all Loans and LC Obligations of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.

2.23.5

Cash Collateral, Repayment of Swing Line Loans.  If the reallocation described in Section 2.23.4 above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swing Line Loans in an amount equal to the Swing Line Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.22.

2.23.6

Defaulting Lender Cure.  If the Borrower, the Administrative Agent and the Swing Line Lender and Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held pro rata by the Lenders in accordance with the Commitments (without giving effect to Section 2.23.4), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.23.7

New Swing Line Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swing Line Lender shall not be required to fund any Swing Line Loans unless the participations therein have been fully allocated among non-Defaulting Lenders as required under Section 2.23.4 above and the Defaulting Lender shall not participate therein and (ii) no Issuer shall be required to issue, extend, renew or increase any Letter of Credit unless the participations in the LC Obligations related to any existing Letters of Credit as well as the new, extended,

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renewed or increased Letter of Credit have been or will be fully allocated among the non-Defaulting Lenders as required under Section 2.23.4 above and such Defaulting Lender shall not participate therein except to the extent such Defaulting Lender’s participation has been or will be fully Cash Collateralized in accordance with Section 2.22.

2.24

Additional Borrower; Assumption of Advances.

(a)

The Borrower may request upon not less than 10 Business Days’ notice to the Administrative Agent and each Lender, that any of its Subsidiaries engaged in midstream businesses become party to this Agreement as an additional borrower (an “Additional Borrower”), by delivering to the Administrative Agent an Additional Borrower Accession Agreement, substantially in the form of Exhibit I (an “Additional Borrower Accession Agreement”), duly executed by the Borrower and such Subsidiary, a guaranty by the Borrower of the obligations of the Additional Borrower under the Loan Documents, substantially in the form of Exhibit J (a “SWN Guaranty”), and a certificate of an authorized representative of the Additional Borrower certifying the names and true signatures of the other authorized representatives of the Additional Borrower authorized to sign the Additional Borrower Accession Agreement and the other documents to be delivered hereunder. Following the giving of any notice pursuant to this Section 2.24(a), if the designation of such Additional Borrower obligates the Administrative Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall, promptly upon the request of the Administrative Agent or any Lender, supply such documentation and other evidence as is reasonably requested by the Administrative Agent or any Lender in order for the Administrative Agent or such Lender to carry out and be satisfied it has complied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations.  As soon as available and, in any event, within thirty days following the execution and delivery of the SWN Guaranty by the Borrower and the Additional Borrower Accession Agreement by such Additional Borrower, such Additional Borrower shall deliver certified resolutions (or the equivalent thereof) of the Board of Directors (or the appropriate committee or authorized individual(s) thereof) of such Additional Borrower, approving the Additional Borrower Accession Agreement and the other documents to be delivered thereunder and all documents evidencing other necessary corporate (or equivalent) action.  If the Borrower shall designate as an Additional Borrower hereunder any Subsidiaries not organized under the laws of the United States or any State thereof, or if any Additional Borrower is reincorporated in a different jurisdiction in which a Lender may be restricted either legally or operationally from lending, any Lender may, with notice to the Administrative Agent and the Borrower, fulfill its Commitment by causing an Affiliate of such Lender to act as the Lender in respect of such Additional Borrower (and such Lender shall, to the extent of Advances made to such Additional Borrower, be deemed for all purposes hereof to have assigned the full amount of such Advances to such Affiliate in compliance with the provisions of Section 12.3).

(b)

A Subsidiary in respect of which the Borrower has delivered an Additional Borrower Accession Agreement to the Administrative Agent shall become an Additional Borrower and, as such, shall have all of the rights and obligations of a Borrower hereunder with respect to the Commitments specified to be made available to such Additional Borrower;

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provided, that no Default shall have occurred and be continuing or would result from such joinder or assumption, as applicable.

(c)

Notwithstanding anything to the contrary set forth herein, the sum of all Additional Borrowers’ outstanding Loans shall never exceed $250,000,000 in the aggregate.

ARTICLE III
YIELD PROTECTION; TAXES

3.1

Yield Protection.  If any Change in Law:

(a)

subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes, or Taxes and Other Taxes subject to indemnification under Section 3.5(iii)) to any Lender in respect of its Eurodollar Loans or Letters of Credit or participations therein, or

(b)

imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

(c)

imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or of issuing or participating in Letters of Credit or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans or its issuance of or participations in Letters of Credit, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received, or Letters of Credit issued or participated in, by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or issuing or participating in Letters or Credit or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans, such Commitment or the Letters of Credit, then, within 15 days of demand by such Lender, the Borrower or the Additional Borrower, as the case may be, shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.  A Lender shall not be entitled to demand compensation or be compensated hereunder to the extent that such compensation relates to any period of time more than nine months prior to the date upon which such Lender first notified the Borrower or the Additional Borrower, as the case may be, of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intent to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reduction is retroactive, to the extent so notified to the Borrower or the Additional Borrower, as the case may be, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

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3.2

Changes in Capital Adequacy Regulations.  If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower or the Additional Borrower, as the case may be, shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans, its Commitment or its obligation to issue or participate in Letters of Credit (after taking into account such Lender’s policies as to capital adequacy).  “Change” means (i) any change after the date of this Agreement in the Risk Based Capital Guidelines or (ii) any Change in Law which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender.  “Risk-Based Capital Guidelines” means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled “International Convergence of Capital Measurements and Capital Standards,” including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

3.3

Availability of Types of Advances.  If any Lender reasonably determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders reasonably determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the Eurodollar Base Rate does not accurately reflect the cost of obtaining funds to make or maintain Eurodollar Advances, then the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances (on or before the date required by such law, rule, regulation or directive), subject to the payment of any funding indemnification amounts required by Section 3.4.

3.4

Funding Indemnification.  If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made, continued or converted on a date specified by the Borrower or the Additional Borrower, as the case may be, for any reason other than default by the Lenders, the Borrower or the Additional Borrower, as the case may be, will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Rate Advance.

3.5

Taxes.

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(i)

All payments by the Borrower or the Additional Borrower, as the case may be, to or for the account of any Lender or the Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction or withholding for any and all Taxes.  If the Borrower or the Additional Borrower, as the case may be, shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (b) the Borrower or the Additional Borrower, as the case may be, shall make such deductions or withholdings, (c) the Borrower or the Additional Borrower, as the case may be, shall pay the full amount deducted or withheld to the relevant authority in accordance with applicable law and (d) the Borrower or the Additional Borrower, as the case may be, shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

(ii)

In addition, the Borrower or the Additional Borrower, as the case may be, hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any other Loan Document or, in the case of the Borrower, LC Application or from the execution or delivery of, or otherwise with respect to, this Agreement, any such Note or any such LC Application or any other Loan Document (“Other Taxes”).

(iii)

The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes and Other Taxes (including any Taxes and Other Taxes imposed on amounts payable under this Section 3.5) payable or paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto.  Payments due under this indemnification shall be made within 10 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.  Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for any Taxes or Other Taxes (including any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes or Other Taxes and without limiting the obligation of the Borrower to do so), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent (as applicable) to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any

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amount due to the Administrative Agent or under this clause (iii). The agreements in this clause (iii) shall survive the resignation and/or replacement of the Administrative Agent.

(iv)

Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a “Non-U.S. Lender”) agrees that it will, not less than ten Business Days after the date of this Agreement, deliver to each of the Borrower and the Administrative Agent one of whichever of the following is applicable: (i) two duly completed copies of United States Internal Revenue Service Form W-8BEN claiming eligibility for a zero rate of withholding on payments made under this Agreement pursuant to the benefits of an income tax treaty to which the United States of America is a party; (ii) two duly completed copies of Internal Revenue Service Form W-8ECI, or  (iii) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Non-U.S. Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of  Internal Revenue Service Form W-8BEN.  Each Non-U.S. Lender further undertakes to deliver to each of the Borrower (on its behalf and/or on behalf of any Additional Borrower) and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower (on its behalf and/or on behalf of any Additional Borrower) or the Administrative Agent.  Any Lender that is a United States Person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower or the Administrative Agent), executed originals of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding.

(v)

For any period during which a Non-U.S. Lender has failed to provide the Borrower (on its behalf and/or on behalf of any Additional Borrower) with an appropriate form pursuant to subsection (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under subsection (iv), above, the Borrower (on its behalf and/or on behalf of any Additional Borrower) shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

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(vi)

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower (on behalf of itself and/or any Additional Borrower) or the Administrative Agent as may be necessary for the Borrower (on behalf of itself and/or any Additional Borrower) and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (vi), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(vii)

If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent).  The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

(viii)

If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.5 (including additional amounts pursuant to this Section 3.5), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (ix) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the

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contrary in this clause (ix), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (ix) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid.  This clause shall not be construed to require any indemnified party to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the indemnifying party or any other Person.

3.6

Lender Statements; Survival of Indemnity.  To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower or an Additional Borrower, as the case may be, to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.  Each Lender shall deliver a written statement of such Lender to the Borrower or an Additional Borrower, as the case may be, (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5.  Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be rebuttable presumptive evidence of the amount thereof.  Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Base Rate applicable to such Eurodollar Loan, whether in fact that is the case or not.  The obligations of the Borrower or an Additional Borrower, as the case may be, under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

ARTICLE IV
CONDITIONS PRECEDENT

4.1

Effectiveness.  This Agreement shall become effective at the time (the “Effective Time”) at which the Borrower has furnished the following documents to Administrative Agent with sufficient copies for the Lenders:

(i)

Copies of the articles or certificate of incorporation or other organizational documents of the Borrower and each Guarantor, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of organization, as well as any other information that any Lender may request that is required by Section 326 of the USA PATRIOT ACT or necessary for the Administrative Agent or any Lender to verify the identity of the Borrower as required by Section 326 of the USA PATRIOT ACT.

(ii)

Copies certified by the Secretary or Assistant Secretary of the Borrower and each Guarantor, of its by-laws (to the extent applicable) and of its Board of Directors’

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resolutions, members’ resolutions or similar documents authorizing the execution of the Loan Documents to which the Borrower or such Guarantor is a party.

(iii)

An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower and each Guarantor, which shall identify by name and title and bear the signatures of the officers of the Borrower or such Guarantor authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower or such Guarantor.

(iv)

Evidence, in form and substance satisfactory to the Administrative Agent, that the Borrower has obtained all governmental approvals necessary for it to enter into the Loan Documents.

(v)

A certificate, signed by an Authorized Officer, stating that on the initial Borrowing Date, and after giving effect to any Credit Extension to be made on such date, (x) no Default or Unmatured Default has occurred and is continuing, (y) the representations and warranties set forth in Article V are true and correct as of such date and (z) since December 31, 2009 there has been no change in the business, property, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

(vi)

A written opinion of counsel to the Borrower and the Guarantors, addressed to the Lenders in substantially the form of Exhibit B.

(vii)

Any Note requested by a Lender pursuant to Section 2.13 payable to such requesting Lender.

(viii)

Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

(ix)

The Subsidiary Guaranty executed by Material Subsidiaries and in compliance with Section 6.2.8.

(x)

Such other documents as any Lender or its counsel may have reasonably requested.

4.2

Each Credit Extension.  No Lender shall be required to make any Credit Extension unless on the date of such Credit Extension:

(i)

No Default or Unmatured Default exists or will result therefrom.

(ii)

The representations and warranties contained in Article V are true and correct as of such date except to the extent any such representation or warranty is stated to

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relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

(iii)

All legal matters incident to the making of such Credit Extension are reasonably satisfactory to the Administrative Agent and its counsel.

Each Borrowing Notice with respect to an Advance shall constitute a representation and warranty by or on behalf of the Borrower that the conditions contained in subsections (i) and (ii) above have been satisfied.  Each Borrowing Notice with respect to each Swing Line Loan Notice with respect to a Swing Line Loan and each LC Application shall constitute a representation and warranty by or on behalf of the Borrower that the conditions contained in subsections (i) and (ii) above have been satisfied.  For the avoidance of doubt, the conversion or continuation of a Revolving Loan shall not constitute the making of a Credit Extension.

ARTICLE V
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

5.1

Organization.  The Borrower and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of the states of their organization and have all requisite authority to conduct their respective businesses in each jurisdiction in which the failure to have such authority, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Borrower and each of its Subsidiaries have full power and authority to carry on their business as now conducted.

5.2

Authorization and Validity.  The Borrower, each Guarantor and any Additional Borrower has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder.  The execution and delivery by the Borrower, each Guarantor and any Additional Borrower of the Loan Documents, if any, to which it is a party have been duly authorized by proper organizational proceedings, and the Loan Documents, if any, to which the Borrower, such Guarantor or such Additional Borrower is a party constitute legal, valid and binding obligations of the Borrower, such Guarantor or such Additional Borrower, as the case may be, enforceable against the Borrower, such Guarantor or such Additional Borrower, as the case may be, in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

5.3

Financial Statements.  The December 31, 2009 and the September 30, 2010 consolidated financial statements of the Borrower and the Subsidiaries heretofore delivered to the Administrative Agent and the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the financial position and results of operations of the Borrower and its Subsidiaries at such dates and the consolidated results of their operations for the periods then ended.

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5.4

Subsidiaries.  Schedule 5.4 contains an accurate list of all of the presently existing Material Subsidiaries, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or membership interests owned by the Borrower or other Subsidiaries.  All of the issued and outstanding shares of capital stock of each corporate Material Subsidiary have been duly authorized and issued and are fully paid and nonassessable.

5.5

ERISA.  Each Plan is in material compliance with, and has been administered in material compliance with, all applicable provisions of ERISA, the Code and any other applicable federal or state law, except where the failure to so comply would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, and no event or condition has occurred and is continuing as to which the Borrower is under an obligation to furnish a report to the Administrative Agent and the Lenders under Section 6.1(d) and which would reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

5.6

Defaults.  No Default or Unmatured Default has occurred and is continuing.

5.7

Accuracy of Information.  No information, exhibit or report furnished by the Borrower or any Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or omitted to state a material fact necessary to make the statements contained therein not misleading.

5.8

Regulation U.  Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.  Margin Stock constitutes less than 25% of the consolidated assets of the Borrower and its Subsidiaries which are subject to any limitation on sale or pledge or any other restriction hereunder.  No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock in violation of Regulation U.

5.9

Taxes.  The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which, to the Knowledge of the Borrower, are required to be filed and have paid all taxes due pursuant to said returns or material taxes due pursuant to any assessment received by the Borrower or any Subsidiary, except in both cases such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles.  The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate in accordance with Agreement Accounting Principles.

5.10

Liens.  There are no Liens on any of the properties or assets of the Borrower or any Subsidiary except (i) Permitted Liens and (ii) with respect to properties and assets other than Productive Properties, Principal Transmission Facilities and the stock of any Subsidiary, Liens that could not, individually or in the aggregate,

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reasonably be expected to have a Material Adverse Effect.  All easements, rights of way, licenses and other real property rights required for operation of the businesses of the Borrower and its Subsidiaries (collectively the “Rights of Way”) are owned free and clear of any Lien, other than Permitted Liens and Liens already on any parcel of real property with respect to which the Rights of Way have been granted, which will not, in the aggregate, at any time materially impair the operation of the businesses of the Borrower and its Subsidiaries.

5.11

Compliance with Orders.  Neither the Borrower nor any Subsidiary is in default under the terms of any order of any federal or state court or administrative agency by which it or any of its properties may be bound, except for any defaults which could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

5.12

Litigation.  Except as set forth in Schedule 5.12 or as disclosed in the Borrower’s filings with the SEC, in the Borrower’s judgment, there are no actions at law or in equity pending or, to the Knowledge of the Borrower, threatened involving the likelihood of any judgment or liability against the Borrower or any Subsidiary which would reasonably be expected to have a Material Adverse Effect.

5.13

Restrictive Agreements.  The Borrower is not a party to any contract or agreement which, in the opinion of management of the Borrower, could reasonably be expected to have a Material Adverse Effect.

5.14

No Conflict.  Neither the execution and delivery by the Borrower, any Additional Borrower or any Guarantor of the Loan Documents, if any, to which it is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will conflict with or result in the breach of any of the terms, conditions or provisions of, or constitute a default under, the charter or bylaws of the Borrower or any Subsidiary, or any indenture, loan agreement or other agreement or instrument to which the Borrower or any Subsidiary is a party or by which it may be bound, or result in creation of any Lien on any property of the Borrower or any Subsidiary, and neither the Borrower nor any Subsidiary is in default (after the expiration of any applicable grace period) in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect, or (ii) any agreement or instrument evidencing or governing Indebtedness in a principal amount exceeding $100,000,000.

5.15

Title to Properties.  The Borrower and its Subsidiaries have good and defensible title to all real properties purported to be owned by them and good title to all other assets purported to be owned by them, subject to such defects as are common to property of the type owned by the Borrower and its Subsidiaries and Permitted Liens and such defects and Liens in the aggregate that do not materially interfere with or impair the Borrower’s or any Subsidiary’s business as presently conducted.

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5.16

Regulatory Approval.  No consent or authorization of, filing with, or any other act by or in respect of any Person is required in connection with the enforceability, execution, delivery, performance or validity of this Agreement or the transactions contemplated thereby.

5.17

Negative Pledge.  Except as set forth in Schedule 5.17, neither the Borrower nor any Subsidiary is subject to any material agreement, indenture, instrument, undertaking or security (other than this Agreement) which prohibits the creation, incurrence or sufferance to exist of any Lien upon any of its properties other than Permitted Liens.

5.18

Investment Company Act.  Neither the Borrower nor any Additional Borrower is an “investment company” or “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

5.19

Compliance with Laws.  The Borrower and its Subsidiaries have all franchises, licenses and permits necessary for the conduct of their respective businesses, and are in compliance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including (i) all provisions of ERISA, which, if violated, might result in a Lien or charge upon any property of the Borrower or any Subsidiary, and (ii) all material provisions of the Occupational Safety and Health Act of 1970 and the rules and regulations thereunder and applicable statutes, regulations, orders and restrictions relating to environmental standards or controls, except to the extent that failure to have, maintain or comply with any of the foregoing, singly and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.20

Anti-Terrorism Laws.  Each of the Borrower and its Subsidiaries is in compliance in all material respects with all Anti-Terrorism Laws applicable to it or its properties.

ARTICLE VI
COVENANTS

During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

6.1

Information.  The Borrower will furnish to each Lender:

(a)

As soon as available, but in any event in accordance with then applicable law and not later than 90 days after the close of each of its fiscal years, financial statements of the Borrower for such fiscal year on a consolidated (and, to the extent required by applicable SEC rules, consolidating, provided that such consolidating statements need not be certified by such accountants) basis for itself and its Subsidiaries, including balance sheets as of the end of such period, statements of income and statements of retained earnings, and statements of cash flows, and, as to the consolidated statements, prepared in accordance with generally accepted accounting principles (except as expressly set forth therein) and accompanied by an unqualified (as to going concern or the scope of the audit) opinion of independent certified public

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accountants of recognized standing, which opinion shall state that such audit was conducted in accordance with generally accepted auditing standards and said financial statements fairly present the financial condition and results of operation of the Borrower as at the end of, and for, such fiscal year and a certificate of said accountants that, in the course of their examination necessary for their opinion, they have obtained no knowledge of any Default or Unmatured Default relating to accounting matters, or if, in the opinion of such accountants, any such Default or Unmatured Default shall exist, said certificate shall state the nature and status thereof.

(b)

As soon as available, but in any event in accordance with then applicable law and not later than 45 days after the close of each of the first three quarterly accounting periods of each of its fiscal years, for itself and its Subsidiaries, consolidated (and, to the extent required by applicable SEC rules, consolidating) unaudited balance sheets as at the close of each such period and consolidated (and, to the extent required by applicable SEC rules, consolidating) statements of income and statements of retained earnings and statements of cash flows for the period from the beginning of such fiscal year to the end of such quarter.

(c)

Simultaneously with the delivery of each set of financial statements referred to in Sections 6.1(a) and 6.1(b), a certificate of the chief financial officer or the chief accounting officer of the Borrower in the form of Exhibit G (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.4 on the date of such financial statements, (ii) stating whether there exists on the date of such certificate any Default and or Unmatured Default and, if any Default or Unmatured Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and (iii) stating that such financial statements fairly reflect in all material respects the financial conditions and results of operations of the Borrower and its Subsidiaries as of the date of the delivery of such financial statements and for the period covered thereby.

(d)

As soon as possible and in any event within 10 Business Days after the Borrower has Knowledge that any of the events or conditions specified below has occurred or exists with respect to any Plan or Multiemployer Plan, a statement, signed by the chief financial officer or chief accounting officer of the Borrower, describing said event or condition and the action which the Borrower or applicable member of the Controlled Group proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to the PBGC by the Borrower or applicable member of the Controlled Group with respect to such event or condition):

(i)

the occurrence of any Reportable Event with respect to any Plan, or any waiver shall be requested under Section 412(d) of the Code for any Plan,

(ii)

the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan, or any action taken by the Borrower or any member of the Controlled Group to terminate any Plan under Section 4041(c) of ERISA,

(iii)

the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any member of the Controlled Group of a notice from

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any Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan,

(iv)

the complete or partial withdrawal from a Multiemployer Plan by the Borrower or any member of the Controlled Group that could reasonably be expected to result in liability of the Borrower or such member under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) having a Material Adverse Effect, or the receipt by the Borrower or any member of the Controlled Group of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA,

(v)

the institution of a proceeding by a fiduciary of any Multiemployer Plan against the Borrower or any member of the Controlled Group to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days, or

(vi)

the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax exempt status of the trust of which such Plan is a part if the Borrower or any member of the Controlled Group fails to timely provide security to the Plan in accordance with the provisions of said Sections.

(e)

Promptly upon the filing thereof, copies of all registration statements (other than Form S-8 or any similar form) and annual (other than Form 11-K or any similar form), quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

(f)

Promptly upon the furnishing thereof to all shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so furnished.

(g)

Promptly upon receipt thereof, one copy of each written audit report submitted to the Borrower or any Subsidiary by independent accountants resulting from (i) any annual or interim audit submitted after the occurrence and during the continuance of a Default or Unmatured Default and (ii) any special audit submitted at any time, in each case, made by them of the books of the Borrower or any Subsidiary.

(h)

As soon as available and in any event not later than April 30 of each calendar year, an audit report of the producing properties of the Borrower and its Subsidiaries prepared by an independent firm of consulting petroleum engineers and in form, substance and detail as required by the SEC.

(i)

Notice of (i) the occurrence of a Default or Unmatured Default promptly and in any event within five Business Days after an Authorized Officer obtains knowledge thereof, specifying the nature thereof and what action the Borrower proposes to take with respect thereto, and (ii) the pendency, to the knowledge of the Borrower, or commencement of any litigation, arbitration or governmental proceeding against the Borrower which, in management’s opinion if

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adversely determined, would have or would reasonably be expected to have a Material Adverse Effect promptly after management’s determination thereof.

(j)

Such other information (including nonfinancial information) as the Administrative Agent or any Lender may from time to time reasonably request.

Documents or information required to be delivered or provided pursuant to Section 6.1(a), (b), (e), (f), (h) and (i)(ii) (to the extent any such documents or information are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts the materials containing such documents or information, or provides a link thereto, on the Borrower’s website on the Internet; or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender has access (whether a commercial, third-party website or whether sponsored by the Administrative Agent).  Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates of the Borrower’s chief financial officer or chief accounting officer required by Sections 6.1(a) and (b) to the Administrative Agent.

6.2

Affirmative Covenants.

6.2.1

Reports and Inspection.  The Borrower will, and will cause each Subsidiary to, keep proper books and records in good order in accordance with sound business practice and prepare its financial statements in accordance with Agreement Accounting Principles and permit the Administrative Agent or any Lender, at its own expense, by its representatives and agents, to inspect any of the properties, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals during regular business hours as the Administrative Agent or such Lender may designate, provided that such inquiry shall be limited to the purpose of evaluating the Borrower’s financial condition or compliance with this Agreement.

6.2.2

Conduct of Business.  The Borrower will, and will cause any Additional Borrower and each Material Subsidiary to, maintain as its principal business the exploration, production, transportation, distribution, refinement, processing, storage, marketing and gathering of oil and other hydrocarbons and petroleum, and natural, synthetic or other gas in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and activities related or ancillary thereto.  The Borrower will, and will cause each Subsidiary to, do or cause to be done all things necessary to maintain, preserve and keep in full force and effect (i) its existence and (ii) the rights, licenses, permits, privileges and franchises necessary or desirable to the conduct of its business except for any failure to so maintain, preserve or keep in full force and effect the existence of any Subsidiary or any item listed in clause (ii) that could not reasonably be expected to have a Material Adverse Effect; provided that the

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foregoing shall not prohibit any merger, consolidation or sale of assets permitted under Section 6.3.1.

6.2.3

Insurance.  The Borrower will, and will cause each Subsidiary to, maintain insurance with reputable insurance companies or associations in such forms and amounts and covering such risks as are customary for companies of established reputation and similar size engaged in similar businesses and owning and operating similar properties; provided that it is agreed that, as of the date of this Agreement, the insurance coverage of the Borrower and its Subsidiaries set forth on Schedule 6.2 satisfies the requirements of this Section 6.2.3.

6.2.4

Taxes.  The Borrower will, and will cause each Subsidiary to, promptly pay and discharge all material taxes, assessments and governmental charges or levies imposed upon the Borrower or any Subsidiary (but in the case of a Subsidiary, only to the extent that such Subsidiary’s assets shall be sufficient for the purpose), respectively, or upon or in respect of all or any part of the property and business of the Borrower or any Subsidiary, and all due and payable claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Borrower or any Subsidiary (other than claims against any such Subsidiary in a proceeding under any bankruptcy or similar law), provided that the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy or claim if the validity thereof shall concurrently be contested in good faith by appropriate proceedings and if the Borrower or such Subsidiary shall set aside on its or their books reserves deemed by it or them to be required with respect thereto in accordance with generally accepted accounting principles.

6.2.5

Compliance with Laws.  The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, including (i) all provisions of ERISA, which, if violated, might result in a Lien or charge upon any property of the Borrower or any Subsidiary, and (ii) all material provisions of the Occupational Safety and Health Act of 1970 and the rules and regulations thereunder and applicable statutes, regulations, orders and restrictions relating to environmental standards or controls, except to the extent that failure to maintain or comply with any of the foregoing, singly and in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

6.2.6

Maintenance of Properties.  The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its material properties (whether owned in fee or a leasehold interest) in good repair, working order and condition, and make all proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times; provided that, subject to Section 6.3.1 and all other terms of this Agreement, nothing in this Section 6.2.6 shall prevent the Borrower or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties (x) if such discontinuance is, in the judgment of the Borrower or such

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Subsidiary, desirable in the conduct of its business or (y) if such discontinuance or disposal could not reasonably be expected to have a Material Adverse Effect.

6.2.7

Additional Guarantors.  On the date on which any Material Subsidiary which is not an original signatory to the Subsidiary Guaranty delivers to the Administrative Agent a counterpart of the Subsidiary Guaranty, the Borrower will cause such Material Subsidiary to deliver such supporting documents (including documents of the types described in clauses (i), (ii), (iii) and (vi) of Section 4.1) as the Administrative Agent or any Lender may reasonably request in support thereof.

6.2.8

Material Subsidiary Guarantors.  The Borrower will cause each Material Subsidiary to be a Guarantor.  To the extent that the aggregate net book value of the assets owned by Guarantors as of the last day of the most recent fiscal quarter is less than the lesser of (i) $600,000,000 and (ii) 80% of the aggregate net book value of the assets owned by the Borrower and its consolidated Subsidiaries as of such day, the Borrower shall promptly cause one or more Subsidiaries that are not Material Subsidiaries having assets with an aggregate net book value greater than or equal to such deficiency to become Guarantors.

6.3

Negative Covenants.  The Borrower will not, nor (where applicable) will it permit any Material Subsidiary to:

6.3.1

Merger and Sale of Assets.  Merge or consolidate with or into any other Person or sell or otherwise dispose of all, or substantially all, of its assets to any other Person except that:

(1)

the Borrower may merge or consolidate with or sell all or substantially all of its assets to any other solvent corporation, provided that (i) the surviving, continuing or resulting corporation (if not the Borrower) shall (x) expressly assume by a written instrument reasonably satisfactory to the Administrative Agent and the Lenders (which shall be provided with an opportunity to review and comment upon it prior to the consummation of any transaction) the due and punctual payment of the principal of all Obligations and the due performance and observance of all covenants, conditions and agreements on the part of the Borrower under this Agreement, (y) deliver to the Administrative Agent and the Lenders an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, to the effect that such written instrument has been duly authorized, executed and delivered by such surviving, continuing or resulting corporation and constitutes a legal, valid and binding instrument enforceable against such surviving, continuing or resulting corporation in accordance with its terms, and to such further effects as the Administrative Agent and the Lenders may reasonably request, and (z) have an investment grade rating from Moody’s Investors Service, Inc. and Standard & Poor’s Rating Group, (ii) the surviving, continuing or resulting corporation shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and (iii) immediately after such merger, consolidation or sale, no Default or Unmatured Default would exist;

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(2)

any Material Subsidiary may merge into the Borrower or another Subsidiary which is a Wholly Owned Subsidiary, and may sell, lease or otherwise dispose of all or substantially all of its assets to the Borrower or another Subsidiary which is a Wholly Owned Subsidiary; and

(3)

any Material Subsidiary may merge or consolidate with any entity other than the Borrower or another Subsidiary, provided that (i) the surviving, continuing or resulting entity shall be a Subsidiary, and (ii) immediately after such merger or consolidation, no Default or Unmatured Default would exist.

For the avoidance of doubt, nothing contained in this Section 6.3.1 shall restrict the ability of the Borrower or any Material Subsidiary to otherwise sell, transfer, lease or otherwise dispose of less than substantially all of its assets or prohibit the conversion or reincorporation of a Material Subsidiary from one form of legal entity to another or a change in domicile of a Material Subsidiary.

6.3.2

Liens.  Create, incur, assume or suffer to exist any Lien on (a) any Productive Property, (b) any Principal Transmission Facility or (c) any shares of stock of any Subsidiary, except for any of the following (collectively, “Permitted Liens” and each a “Permitted Lien”):

(i)

Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty or, provided the Borrower or any Subsidiary knew or should have known of such Liens, are being actively contested in good faith and by appropriate proceedings and for which adequate reserves shall have been set aside on its books in accordance with Agreement Accounting Principles;

(ii)

Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s, operators’, royalty, surface damages and mechanics’ liens and other similar liens, including Liens under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, gathering agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business, in each case, arising in the ordinary course of business which secure payment of obligations not more than 90 days past due or which are being contested in good faith by appropriate proceedings;

(iii)

Liens incurred in the ordinary course of business (a) arising out of pledges or deposits under workmen’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation, (b)

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to secure the performance of letters of credit, bids, tenders, sales contracts, leases (including rent security deposits), statutory obligations, surety, appeal and performance bonds, joint operating agreements or other similar agreements and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property or (c) consisting of deposits which secure public or statutory obligations of the Borrower or any Subsidiary, or surety, custom or appeal bonds to which the Borrower or any Subsidiary is a party, or the payment of contested taxes or import duties of the Borrower or any Subsidiary;

(iv)

utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or the Subsidiaries;

(v)

Liens on drilling equipment and facilities in order to secure the financing for the construction of such equipment and facilities not constructed as of the date hereof, provided that such financing is permitted pursuant to Section 6.4;

(vi)

attachment, judgment and other similar Liens arising in connection with court proceedings that would not constitute an Event of Default;

(vii)

Liens on property of a Subsidiary, provided such Liens secure only obligations owing to the Borrower or a Wholly Owned Subsidiary;

(viii)

purchase money mortgages or other mortgages or other Liens on assets of the Borrower or any Subsidiary securing Indebtedness hereafter incurred by the Borrower or such Subsidiary for the acquisition of such assets, provided no such mortgage or other Lien shall extend to any other property (unless such mortgage or Lien is permitted under another clause of this Section 6.3.2) and the amount thereby secured shall not exceed the purchase price of such asset plus interest, if any, accrued thereon and shall be permitted pursuant to Section 6.4;

(ix)

Liens on property hereafter acquired (including shares of stock hereafter acquired of any Person (including any Person in which the Borrower or any Subsidiary already owns an interest)) existing at the time of acquisition and liens assumed by the Borrower or a Subsidiary as a result of a merger of another entity into the Borrower or a Subsidiary or the acquisition by the Borrower or a Subsidiary of the assets and liabilities of another entity, provided that in each case such Liens shall not have been created in anticipation of such transaction;

(x)

any right which any municipal or governmental body or agency may have by virtue of any franchise, license, contract or statute to purchase, or designate a purchaser of or order the sale of, any property of the Borrower or any Subsidiary upon payment of reasonable compensation therefor or to terminate any franchise,

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license or other rights or to regulate the property and business of the Borrower or any Subsidiary;

(xi)

easements or reservations in respect of any property of the Borrower or any Subsidiary for the purpose of rights-of-way and similar purposes, reservations, restrictions, covenants, party wall agreements, conditions of record and other encumbrances (other than to secure the payment of money) and minor irregularities or deficiencies in the record and evidence of title, which in the reasonable opinion of the Borrower (at the time of the acquisition of the property affected or subsequently) will not interfere in any material way with the proper operation and development of the property affected thereby;

(xii)

Liens existing on the date hereof and set forth on Schedule 5.17;

(xiii)

Liens on property to secure all or any part of the cost of construction, alteration or repair of any building, equipment or other improvement on all or any part of such property, including any pipeline, or to secure any Indebtedness incurred prior to, at the time of, or within 360 days after, the completion of such construction, alteration or repair to provide funds for the payment of all or any part of such cost;

(xiv)

rights of lessors under oil, gas or mineral leases arising in the ordinary course of business;

(xv)

any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement and such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property);

(xvi)

Liens which may hereafter be attached to undeveloped real estate not containing oil or gas reserves presently owned by the Borrower in the ordinary course of the Borrower’s real estate sales, development and rental activities;

(xvii)

ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;

(xviii)

any interest or title of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business and covering only the assets so leased;

(xix)

Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases;

(xx)

Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage

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accounts incurred not for speculative purposes and in the ordinary course of business;

(xxi)

Liens on Permitted Collateral in favor of counterparties to Swap Agreements securing obligations under such Swap Agreements;

(xxii)

Liens (other than obligations for borrowed money) created pursuant to construction, operating and maintenance agreements, transportation agreements and other similar agreements and related documents entered in the ordinary course of business;

(xxiii)

Liens that are contractual rights of set-off (a) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (b) relating to pooled deposits or sweep accounts to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (c) relating to purchase orders and other agreements entered in the ordinary course of business;

(xxiv)

Liens not otherwise permitted by the foregoing clauses of this Section 6.3.2 securing Indebtedness in an aggregate principal amount which, at the time of incurrence, does not exceed 15% of the consolidated assets of the Borrower and its Subsidiaries, as reflected in the balance sheet of the Borrower, as of the end of the most recently completed fiscal quarter of the Borrower; and

(xxv)

Liens not otherwise permitted by the foregoing clauses of this Section 6.3.2 in an aggregate principal amount in excess of 15% of the consolidated assets of the Borrower and its Subsidiaries, as reflected in the balance sheet of the Borrower; provided that at the time such Lien is created, the Obligations will be secured pari passu with the obligations such Lien is securing pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Lenders (drafts of which documentation shall be furnished to the Administrative Agent and the Lenders sufficiently in advance to provide the Administrative Agent and the Lenders with an opportunity to review and comment upon it prior to the granting of any such Lien);

Notwithstanding anything to the contrary in this Agreement and subject to Section 6.3.4, any Lien incurred by any Subsidiary (including an Additional Borrower) in connection with the incurrence of Indebtedness for borrowed money permitted under this Agreement shall also constitute a Permitted Lien.

6.3.3

Reserved.

6.3.4

Indebtedness of Subsidiaries.  Permit the aggregate outstanding principal amount of all Indebtedness of all Subsidiaries (excluding (i) Indebtedness of any Additional Borrower pursuant to any Loan Document (and any renewals, refinancings or extensions thereof) not to exceed $250,000,000, (ii) Indebtedness outstanding on the date hereof and renewals, extensions and refinancings thereof so long as the principal amount thereof is not increased, (iii) Indebtedness to the

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Borrower or another Wholly-Owned Subsidiary, (iv) Indebtedness under the Subsidiary Guaranty and (v) any guaranty of Indebtedness of the Borrower) to exceed $100,000,000.  For purposes of this Section 6.3.4, “Indebtedness” refers only to the indebtedness of Subsidiaries that is required to be included in the Borrower’s consolidated balance sheet prepared in accordance with Agreement Accounting Principles.

6.4

Financial Covenants.  The Borrower will not:

6.4.1

Debt to Capitalization Ratio.  Permit the Debt to Capitalization Ratio at any time to exceed 0.60 to 1.0.

6.4.2

Interest Coverage Ratio.  Permit the Interest Coverage Ratio (calculated as of the last day of each fiscal quarter of the Borrower) to be less than 3.5 to 1.0.

ARTICLE VII
DEFAULTS

7.1

Events of Default.  The occurrence and continuance of any one or more of the following events shall constitute a Default:

7.1.1

Representations and Warranties.  Any representation or warranty made or deemed made by the Borrower or on behalf of the Borrower to the Administrative Agent or any Lender in this Agreement or in any certificate or instrument delivered in connection herewith shall be materially false as of the date on which made.

7.1.2

Payment Default.  Nonpayment of any principal or Reimbursement Obligation when due or non-payment of any interest, fee or other obligation hereunder within five days after the same becomes due.

7.1.3

Breach of Certain Covenants.  The breach by the Borrower of (i) any of the terms or provisions of Section 6.1(i)(i), 6.3.1 or 6.4 or (ii) any term or provision of Section 6.3.2 that is not remedied within ten days after written notice from the Administrative Agent.

7.1.4

Other Breach of this Agreement.  The breach by the Borrower (other than a breach which constitutes a Default under Section 7.1.1, 7.1.2 or 7.1.3) of any term or provision of this Agreement which is not remedied within 30 days after written notice from the Administrative Agent.

7.1.5

ERISA.  An event or condition specified in Section 6.1(d) shall occur or exist with respect to any Plan or any Multiemployer Plan and, as a result or such event or condition, together with all other such events or conditions then outstanding, the Borrower or any member or the Controlled Group shall incur, or shall be reasonably likely to incur, a liability to any Plan, any Multiemployer Plan or the PBGC (or any combination of the foregoing) that would have a Material Adverse Effect.

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7.1.6

Cross-Default.  Failure of the Borrower or any Material Subsidiary to pay any Indebtedness when due (after giving effect to any period of grace set forth in any agreement under which such Indebtedness was created or is governed); or the default by the Borrower or any Material Subsidiary in the performance of any other term, provision or condition contained in any agreement under which any of their respective Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or any Indebtedness of the Borrower or any Material Subsidiary shall become due and payable or be required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof; provided that, in each case, the principal amount of Indebtedness as to which such a payment default shall occur and be continuing, or such a failure to perform or other event causing or permitting acceleration shall occur and be continuing, exceeds $100,000,000.

7.1.7

Voluntary Bankruptcy, etc.  The Borrower or any Material Subsidiary or a Material Group of Subsidiaries shall (i) not pay, or admit in writing its inability to pay, its debts generally as they become due, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for the Borrower, such Material Subsidiary or such Material Group of Subsidiaries, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or (v) take any action to authorize or effect any of the foregoing actions set forth in this Section 7.1.7.

7.1.8

Involuntary Bankruptcy, etc.  Without the application, approval or consent of the Borrower, the applicable Material Subsidiary or the applicable Material Group of Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower, any Material Subsidiary or such Material Group of Subsidiaries, or a proceeding described in Section 7.1.7(iv) shall be instituted against the Borrower, any Material Subsidiary or such Material Group of Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

7.1.9

Judgments.  The Borrower or any Material Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any final judgment or order for the payment of money in excess of $100,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

7.1.10

Environmental Matters.  The Borrower, any Material Subsidiary or any Material Group of Subsidiaries shall suffer any adverse determination pertaining to the release by the Borrower, any Material Subsidiary or any other Person of any toxic or hazardous waste or substance into the environment, or any violation of any

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federal, state or local environmental, health or safety law or regulation, which, in either case, could reasonably be expected to have a Material Adverse Effect.

7.1.11

Subsidiary Guaranty.  The Subsidiary Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Subsidiary Guaranty, or any Guarantor shall deny that it has any further liability under the Subsidiary Guaranty or shall give notice to such effect (excluding any Guarantor which ceases to be a Subsidiary as permitted by this Agreement).

7.1.12

SWN Guaranty.  The SWN Guaranty shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the SWN Guaranty, or the Borrower shall deny that it has any further liability under the SWN Guaranty or shall give notice to such effect, in each case, other than in accordance with the SWN Guaranty.

ARTICLE VIII
ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES;
RELEASES OF GUARANTORS

8.1

Acceleration.  If any Default described in Section 7.1.7 or 7.1.8 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuer to issue Letters of Credit shall automatically terminate, the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender and the Borrower will become immediately obligated, without any further notice, act or demand, to pay to the Administrative Agent an amount in immediately available funds, which funds shall be held in the LC Collateral Account, equal to the excess of (i) the amount of LC Obligations at such time over (ii) the amount on deposit in the LC Collateral Account at such time which is free and clear of all rights and claims of third parties and has not been applied against the Obligations (such difference, the “Collateral Shortfall Amount”).  If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may (x) terminate or suspend the obligations of the Lenders to make Loans hereunder and the obligation and power of the Issuer to issue Letters of Credit, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives, and (y) upon notice to the Borrower and in addition to the continuing right to demand payment of all amounts payable under this Agreement, make demand on the Borrower to pay, and the Borrower will, forthwith upon such demand and without any further notice or act, pay to the Administrative Agent in immediately available funds the Collateral Shortfall Amount, which funds shall be deposited in the LC Collateral Account.

If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any

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Default as described in Section 7.1.7 or 7.1.8 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

8.2

Amendments.  Subject to the provisions of this Article VIII, the Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding to or modifying any provision in any Loan Document or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided that no such supplemental agreement shall, without the consent of all of the Lenders:

(i)

Extend the final maturity of any Loan or Reimbursement Obligation or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon or extend the expiry date of any Letter of Credit to a date after the scheduled Termination Date.

(ii)

Reduce the percentage specified in the definition of Required Lenders.

(iii)

Extend the Termination Date or, except pursuant to Section 2.6.3, increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

(iv)

Amend this Section 8.2.

(v)

Release any Guarantor from its obligations under the Subsidiary Guaranty (except as provided in Section 8.4).

No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.  No amendment of any provision of this Agreement relating to the Issuer shall be effective without the written consent of the Issuer.  No amendment of any provision of this Agreement relating to the Swing Line Lender shall be effective without the written consent of the Swing Line Lender.  The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

8.3

Preservation of Rights.  No delay or omission of the Lenders or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Credit Extension notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Credit Extension shall not constitute any waiver or acquiescence.  Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set

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forth.  All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

8.4

Releases of Guarantors.  The Lenders hereby authorize the Administrative Agent to, and the Administrative Agent agrees that it will, release any Guarantor from its obligations under the Subsidiary Guaranty so long as (a) no Default or Unmatured Default exists or will result therefrom and (b) either (i) such Guarantor ceases to be a Subsidiary as a result of a transaction permitted hereunder or (ii) the Borrower requests such release in writing and, after giving effect thereto, the Borrower will be in compliance with Section 6.2.7.  In determining whether any such release is permitted, the Administrative Agent may rely on a certificate from the Borrower.  The Administrative Agent shall promptly notify the Lenders of any such release.

ARTICLE IX
GENERAL PROVISIONS

9.1

Survival of Representations.  All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Credit Extensions.

9.2

Governmental Regulation.  Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower or any Additional Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

9.3

Headings.  Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

9.4

Entire Agreement.  The Loan Documents embody the entire agreement and understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.5

Several Obligations; Benefits of this Agreement.  The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such).  The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.  This Agreement shall not be construed so as to confer any

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right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided that the parties hereto expressly agree that each Arranger shall enjoy the benefits of the provisions of Sections 9.6, 9.10 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

9.6

Expenses; Indemnification.  (i)  The Borrower shall reimburse the Administrative Agent and JPMorgan Securities, Inc. for all reasonable costs, internal charges and out-of-pocket expenses (including, subject to any limit on fees which is separately agreed to, reasonable attorneys’ fees and reasonable time charges of attorneys for the Administrative Agent, which attorneys may be employees of either Arranger or the Administrative Agent) paid or incurred by the Administrative Agent or JPMorgan Securities, Inc. in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents.  The Borrower also agrees to reimburse the Administrative Agent, the Arrangers and the Lenders for all reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys’ fees and reasonable time charges of attorneys for the Administrative Agent, the Arrangers and the Lenders, which attorneys may be employees of the Administrative Agent, either Arranger or any Lender) paid or incurred by the Administrative Agent, either Arranger or any Lender in connection with the collection and enforcement of the Loan Documents.

(ii)

The Borrower hereby further agrees to indemnify the Administrative Agent, the Arrangers, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and reasonable expenses (including all reasonable expenses of litigation or preparation therefor whether or not the Administrative Agent, either Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.  The obligations of the Borrower under this Section 9.6 shall survive the termination of this Agreement.

9.7

Numbers of Documents.  All statements, notices, closing documents, and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

9.8

Accounting.  Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles.

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9.9

Severability of Provisions.  Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

9.10

Nonliability of Lenders.  The relationship between the Borrower on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender.  None of the Administrative Agent, either Arranger or any Lender shall have any fiduciary responsibilities to the Borrower.  None of the Administrative Agent, either Arranger or any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower’s business or operations.  The Borrower agrees that, except as otherwise expressly provided in this Agreement, none of the Administrative Agent, either Arranger or any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought.  None of the Administrative Agent, either Arranger or any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

9.11

Confidentiality.  Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to the extent permitted by law or regulation, to its Affiliates and to other Lenders and their respective Affiliates, (ii) to (x) legal counsel, accountants, and other professional advisors to such Lender or to a Transferee and (y) upon the prior written consent of an Authorized Officer of Borrower, agents or representatives of such Lender, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party to the extent required by law, regulation or legal process, (vi) permitted by Section 12.4, (vii) to rating agencies if required by such agencies in connection with a rating relating to the Advances hereunder, and (viii) to the extent required in connection with the exercise of any remedy or any enforcement of this Agreement by such Lender or the Administrative Agent.

9.12

Nonreliance.  Each Lender hereby represents that it is not relying on or looking to any Margin Stock for the repayment of the Loans provided for herein.

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9.13

Disclosure.  The Borrower and each Lender hereby (i) acknowledge and agree that JPMorgan and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of JPMorgan or such Affiliate of JPMorgan to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of JPMorgan or its Affiliates.

ARTICLE X
THE ADMINISTRATIVE AGENT

10.1

Appointment; Nature of Relationship.  JPMorgan is hereby appointed by each of the Lenders as the Administrative Agent hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents.  The Administrative Agent agrees to act as Administrative Agent upon the express conditions contained in this Article X.  Notwithstanding the use of the defined term “Administrative Agent,” it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents.  In its capacity as the Administrative Agent, (i) the Administrative Agent does not assume any fiduciary duties to any of the Lenders, (ii) the Administrative Agent is a “representative” of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) the Administrative Agent is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents.  Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

10.2

Powers.  The Administrative Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto.  The Administrative Agent shall not have any implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

10.3

General Immunity.  Neither the Administrative Agent nor any of the Administrative Agent’s directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in

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a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

10.4

No Responsibility for Loans, Recitals, etc.  Neither the Administrative Agent nor any of the Administrative Agent’s directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except for the receipt of items required to be delivered solely to Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; or (f) the financial condition of the Borrower or of any of the Borrower’s Subsidiaries.  The Administrative Agent shall not have any duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as the Administrative Agent or in its individual capacity).

10.5

Action on Instructions of Lenders.  The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders (or, when expressly required hereunder, all of the Lenders), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.  The Lenders hereby acknowledge that the Administrative Agent shall not be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders.  Each Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders (ratably in accordance with their respective Pro Rata Shares) against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.  The Administrative Agent agrees, upon the request of any Lender at any time an Unmatured Default exists, to give a written notice to the Borrower of the type described in Section 7.1.3 or 7.1.4.

10.6

Employment of Agents and Counsel.  The Administrative Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.  The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the

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Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent’s duties hereunder and under any other Loan Document.  The Administrative Agent shall not be responsible for the negligence or misconduct of any employee, agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

10.7

Reliance on Documents; Counsel.  The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

10.8

Administrative Agent’s Reimbursement and Indemnification.  The Lenders agree to reimburse and indemnify the Administrative Agent, ratably in accordance with their respective Pro Rata Shares, (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including for any expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable to the Administrative Agent for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof.  The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

10.9

Notice of Default.  The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a “notice of default”.  In the

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event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

10.10

Rights as a Lender.  In the event the Administrative Agent is a Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity.  The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.  The Administrative Agent, in its individual capacity, is not obligated to remain a Lender.

10.11

Lender Credit Decision.  Each Lender acknowledges that neither the Administrative Agent, any Arranger nor any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or any Arranger to any Lender as to any matter, including whether the Administrative Agent, any Arranger or any of their respective officers, directors, employees, agents, advisors, attorneys in fact or affiliates have disclosed material information in their possession.  Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, any Arranger or any Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement.  Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower.  Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any of its Affiliates that may

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come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, advisors, attorneys in fact or affiliates.

10.12

Successor Administrative Agent.  The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent, or, if no successor Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign.  The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders or the Borrower, such removal to be effective on the date specified by the Required Lenders or the Borrower, as applicable; provided that the Administrative Agent may not be removed unless (a) the Administrative Agent (in its individual capacity) and any affiliate thereof acting as Issuer is relieved of all of its duties as Issuer, (b) the Administrative Agent (in its individual capacity) and any affiliate thereof acting as Swing Line Lender is relieved of all of its duties as Swing Line Lender and (c) the Administrative Agent (in its individual capacity) acting as Lender is relieved of all of its duties as Lender, in each case,  pursuant to documentation reasonably satisfactory to such Person on or prior to the date of such removal.  Upon any resignation or removal of the Administrative Agent, the Required Lenders shall have the right (with, so long as no Default or Unmatured Default exists, the consent of the Borrower, which shall not be unreasonably withheld) to appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent’s giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Borrower and the Lenders, a successor Administrative Agent.  Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of any Lender and with the consent of the Borrower, not to be unreasonably withheld or delayed, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder.  If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders.  No successor Administrative Agent shall be deemed to be appointed hereunder until such Administrative Agent has accepted the appointment.  Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent.  Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents.  After the effectiveness of the resignation or removal of the

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Administrative Agent, the provisions of this Article X shall continue in effect for the benefit of such Person in respect of any actions taken or omitted to be taken by such Person while such Person was acting as Administrative Agent hereunder and under the other Loan Documents.  In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term “Prime Rate” as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

10.13

Delegation to Affiliates.  The Borrower and the Lenders agree that the Administrative Agent may delegate any of its duties under this Agreement to any of its respective Affiliates.  Any such Affiliate (and such Affiliate’s directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

10.14

Other Agents.  No Lender identified on the cover page or the signature pages of this Agreement or otherwise herein, or in any amendment hereof or other document related hereto, as being the “Syndication Agent”, a “Co-Documentation Agent”, a “Managing Agent” or a “Co-Agent” shall have any right, power, obligation, liability, responsibility or duty under this Agreement in such capacity other than those applicable to all Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any Person so identified in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

10.15

Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower or any Guarantor, the Administrative Agent (irrespective of whether the principal of any Loan or LC Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)

to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuers and the Administrative Agent under Sections 2.6, 2.20.4 and 9.6) allowed in such judicial proceeding; and

(b)

to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

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and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.6, 2.20.4 and 9.6.

ARTICLE XI
SETOFF; RATABLE PAYMENTS

11.1

Setoff.  In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

11.2

Ratable Payments.  If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans or its participation in Letters of Credit or Swing Line Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans (or participations in Letters of Credit and Swing Line Loans) held by the other Lenders so that after such purchase each Lender will hold its Pro Rata Share of all Loans (and participations in Letters of Credit and Swing Line Loans).  If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their respective Pro Rata Shares.  In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

ARTICLE XII
BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

12.1

Successors and Assigns.  The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and registered assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents other than as permitted under Section 2.24 and (ii) any assignment by any Lender must be made in compliance with Section 12.3.  The parties to this Agreement acknowledge that clause (ii) of the foregoing sentence relates only to absolute assignments and does not prohibit assignments creating security

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interests, including any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3.  The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided that the Administrative Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person.  Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents.  Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

12.2

Participations.

12.2.1

Permitted Participants; Effect.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time without any consent or notice sell to one or more banks or other entities (“Participants”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents.  In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement (including under Article III) shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under the Loan Documents.  The Borrower agrees that each Participant shall be entitled to the benefits of Article III (subject to the requirements and limitations therein, including the requirements under Section 3.5(vi) (it being understood that the documentation required under Section 3.5(vi) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.1; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.19 as if it were an assignee under Section 12.1; and (B) shall not be entitled to receive any greater payment under Article III, with respect to any participation, than its participating Lender would have been entitled to receive.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.1 as though it were a Lender; provided that such Participant agrees to be subject to Section 11.2 as though it were a Lender.

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12.2.2

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Credit Extension or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Credit Extension or Commitment, extends the Termination Date, postpones any date fixed for any regularly scheduled payment of principal of, or interest or fees on, any such Credit Extension or Commitment or releases any Guarantor from its obligations under the Subsidiary Guaranty (except as provided in Section 8.4).

12.2.3

Participant Register.  Each Lender that sells a participation shall, acting solely for U.S. federal income tax purposes as an agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant's interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that the relevant parties, acting reasonably and in good faith, determine that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

12.3

Assignments.

12.3.1

Permitted Assignments.  Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities (“Purchasers”) all or any part of its rights and obligations under the Loan Documents.  Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto.  The consent of the Issuer (which consent shall not be unreasonably withheld or delayed) shall be required prior to an assignment becoming effective with respect to any Purchaser.  The consents of the Borrower, the Administrative Agent and the Swing Line Lender (which consents shall not be unreasonably withheld or delayed by any such party) shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided that if a Default has occurred and is continuing, the consent of the Borrower shall not be required; provided, further, that no assignment shall be permitted if, as of the date thereof, any event or circumstance exists which would result in the Borrower being obligated to pay any greater amount hereunder to the Purchaser than the Borrower is obligated to pay to the assigning Lender.  Each such assignment with

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respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender’s Commitment (calculated as at the date of such assignment) or outstanding Loans and participations in Letters of Credit and Swing Line Loans (if the Commitments have been terminated).  No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

12.3.2

Effect; Effective Date.  Upon (i) delivery to the Administrative Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $3,500 fee to the Administrative Agent for processing such assignment (unless such fee is waived by the Administrative Agent), such assignment shall become effective on the effective date specified in such assignment.  The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes “plan assets” as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be “plan assets” under ERISA.  On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser.  Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

12.4

Dissemination of Information.  The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a “Transferee”) and any prospective Transferee any and all information in such Lender’s possession concerning the creditworthiness of the Borrower and its Subsidiaries, including any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

12.5

Register.  The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each assignment

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delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

12.6

Tax Treatment.  If any interest in any Loan Document is transferred to any Transferee (other than a Participant) which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv) and the Borrower shall not be required to indemnify such Transferee pursuant to Section 3.5 hereof for any Taxes withheld as a result of the failure of the Transferee to so comply.

ARTICLE XIII
NOTICES

Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (a) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (b) in the case of any Lender, at its address or facsimile number set forth in its Administrative Questionnaire or in the assignment agreement pursuant to which it became a Lender, (c) in the case of any Additional Borrower, at its address set forth in its Additional Borrower Accession Agreement or (d) in the case of any other party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Article XIII  Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Article XIII and confirmation of receipt is received, or (ii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Article XIII; provided that notices to the Administrative Agent, the Issuer and the Swing Line Lender under Article II shall not be effective until received.

ARTICLE XIV
COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.  This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

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ARTICLE XV
CHOICE OF LAW; CONSENT TO JURISDICTION;
WAIVER OF JURY TRIAL; MAXIMUM INTEREST RATE

15.1

CHOICE OF LAW.  THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

15.2

CONSENT TO JURISDICTION.  THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

15.3

WAIVER OF JURY TRIAL.  THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

15.4

Maximum Interest Rate.  No provision of the Loan Documents shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law (“Maximum Rate”).  If any interest in excess of the Maximum Rate is provided for or shall be adjudicated to be provided for in the Notes or otherwise in connection with this Agreement, the provisions of this Section 15.4 shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors or assigns of the Borrower shall be obligated to pay the excess amount of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned.  In the event the Administrative Agent or any Lender ever receives, collects or applies as interest any amount in excess of the Maximum

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Rate, the amount by which such amount exceeds the Maximum Rate shall be applied as a payment and reduction of the principal of indebtedness evidenced by the Loans, and, if the principal amount of the Loans has been paid in full, any remaining excess shall forthwith be paid to the Borrower.

15.5

Service of Process.  Each party hereto irrevocably consents to service of process in the manner provided for notices in Article XIII.  Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law.

ARTICLE XVI
AMENDMENT AND RESTATEMENT OF EXISTING AGREEMENT

The Borrower and the Lenders agree that, at the Effective Time, (i) the Existing Agreement shall be deemed to be restated in the form hereof and the commitments of the Lenders under the Existing Agreement shall be superseded by the Commitments of the Lenders hereunder and terminated; it being understood that all provisions thereof which by their terms survive any termination thereof shall continue in full force and effect (without duplicating the obligations of any Person under this Agreement); and (ii) the Pro Rata Shares of the Lenders shall be reallocated in accordance with the terms hereof.

To facilitate the allocation described in the preceding paragraph, at the Effective Time, (i) all “Loans” under the Existing Agreement (“Existing Loans”) shall be deemed to be Revolving Loans, (ii) each Lender shall transfer to the Administrative Agent an amount equal to the excess, if any, of such Lender’s pro rata share (according to its Pro Rata Share) of the outstanding Revolving Loans hereunder (including any Revolving Loans made at the Effective Time) over the amount of all of such Lender’s Existing Loans, (iii) the Administrative Agent shall apply the funds received from the Lenders pursuant to clause (ii), first, to purchase from each Lender which has Existing Loans in excess of such Lender’s pro rata share (according to its Pro Rata Share) of the outstanding Revolving Loans hereunder (including any Revolving Loans made upon the effectiveness of this Agreement), a portion of such Existing Loans equal to such excess, second, to pay to each Lender all interest, fees and other amounts (including amounts payable pursuant to Section 3.4 of the Existing Agreement, assuming for such purpose that the Existing Loans were prepaid rather than allocated at the Effective Time) owed to such Lender under the Existing Agreement (whether or not otherwise then due) and, third, as the Borrower shall direct, and (iv) all Revolving Loans shall commence new Interest Periods in accordance with elections made by the Borrower at least three Business Days prior to the date hereof pursuant to the procedures applicable to conversions and continuations set forth in Section 2.5 (all as if the Existing Loans were continued or converted at the Effective Time).  To the extent the Borrower fails to make a timely election pursuant to clause (iv) of the preceding sentence with respect to any Revolving Loans, such Revolving Loans shall be Floating Rate Loans.

ARTICLE XVII
USA PATRIOT ACT NOTIFICATION

The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:  IMPORTANT INFORMATION ABOUT

US 719308

PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product.  What this means for the Borrower: When the Borrower opens an account, the Lenders will ask for the Borrower’s name, tax identification number, business address and other information that will allow the Administrative Agent and the Lenders to identify the Borrower.  The Administrative Agent and the Lenders may also ask to see the Borrower’s legal organizational documents or other identifying documents.

US 719308

IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Agreement as of the date first above written.

SOUTHWESTERN ENERGY COMPANY

By: __/s/ GREG D. KERLEY__________________

Name: Greg D. Kerley

Executive Vice President & Chief Financial Officer

2350 N. Sam Houston Parkway East

Suite 125

Houston, Texas 77032

Attention:

Greg D. Kerley

Fax: 281-618-4820

Signature page for the Southwestern
Energy Company Credit Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Swing Line Lender, Issuer and as a Lender

By: /s/ M.HASAN

Name: Muhammad Hasan

Title: Vice President

For notices of borrowing, payments and other administrative matters:

1111 Fannin, 10th Floor

Houston, TX 77002

Attention:  Sylvia Gutierrez

Fax: 713-427-6307

For all other notices:

600 Travis, 20th Floor

Houston, TX 77002

Attention:  Rob Traband

Fax:  713-216-1081

Signature page for the Southwestern
Energy Company Credit Agreement

BANK OF AMERICA, N.A., as Syndication Agent, Issuer and as a Lender

By: /s/ CHRISTOPHER RENYI

Name: Christopher T. Renyi____________

Title: Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

CITIBANK, N.A., as Co-Documentation Agent and as a Lender

By: /s/ ANDY SIDFORD

Name: Andrew Sidford____________

Title: Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

THE ROYAL BANK OF SCOTLAND plc, as Co-Documentation Agent and as a Lender

By: /s/ STEVE RAY

Name: Steve Ray_____________

Title: Director

Signature page for the Southwestern
Energy Company Credit Agreement

WELLS FARGO BANK, N.A., as Co-Documentation Agent and as a Lender

By: /s/ ANDREW WATSON

Name: Andrew J. Watson____________

Title: Director

Signature page for the Southwestern
Energy Company Credit Agreement

MIZUHO CORPORATE BANK, LTD

By: /s/ LEON MO

Name: Leon Mo_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

COMPASS BANK

By: /s/ IAN PAYNE

Name: Ian Payne_____________

Title: Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

BANK OF MONTREAL

By: /s/ GUMARO TIJERINA

Name: Gumaro Tijerina_____________

Title: Director

Signature page for the Southwestern
Energy Company Credit Agreement

ROYAL BANK OF CANADA

By: /s/ JASON YORK

Name: Jason S. York_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By: /s/ WILLIAM S. ROGERS

Name: William S. Rogers_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

CIBC INC.

By: /s/ TRUDY NELSON

Name: Trudy Nelson_____________

Title: CIBC Inc. Authorized Signatory

By: /s/ R. ANTL

Name: Richard Antl_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

COMERICA BANK

By: /s/ PAUL J. EDMONDS

Name: Paul J. Edmonds_____________

Title: Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

GOLDMAN SACHS BANK USA

By: /s/ MARK WALTON

Name: Mark Walton_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION

By: /s/ MASAKAZU HASEGAWA

Name: Masakazu Hasegawa_____________

Title: General Manager

Signature page for the Southwestern
Energy Company Credit Agreement

U.S. BANK NATIONAL ASSOCIATION

By: /s/ MONTE E. DECKERD

Name: Monte E. Deckerd_____________

Title: Senior Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

UBS LOAN FINANCE LLC

By: /s/ IRJA R. OTSA

Name: Irja R. Otsa_____________

Title: Associate Director

        Banking Products

        Services, US

By: /s/ MARY E. EVANS

Name: Mary E. Evans  __________

Title: Associate Director

        Banking Products

        Services, US

Signature page for the Southwestern
Energy Company Credit Agreement

FIFTH THIRD BANK

By: /s/ CHRISTOPER C. MOTLEY

Name: Christoper C. Motley_____________

Title: SVP

Signature page for the Southwestern
Energy Company Credit Agreement

KEYBANK NATIONAL ASSOCIATION

By: /s/ DAVID MORRIS

Name: David Morris_____________

Title: Vice President

Signature page for the Southwestern
Energy Company Credit Agreement

MACQUARIE BANK LIMITED

By: /s/ ANDREW MCGRATH

Name:  Andrew McGrath_____________

Title: Division Director

       /s/ STEPHEN BOWER

       Stephen Bower_______     _   _____

       Associate Director

Signature page for the Southwestern
Energy Company Credit Agreement

MORGAN STANLEY BANK, N.A.

By: /s/ RYAN VETSCH

Name: Ryan Vetsch_____________

Title: Authorized Signatory

Signature page for the Southwestern
Energy Company Credit Agreement

SCHEDULE 1A

COMMITMENTS

Lender

Amount of Commitment

JPMorgan Chase Bank, N.A.

   $110,000,000

Bank of America, N.A.

   $110,000,000

Citibank, N.A.

   $110,000,000

The Royal Bank of Scotland plc

   $110,000,000

Wells Fargo Bank, N.A.

   $110,000,000

Mizuho Corporate Bank, LTD

   $100,000,000

Compass Bank

     $80,000,000

Bank of Montreal

     $80,000,000

Royal Bank of Canada

     $80,000,000

The Bank of Tokyo-Mitsubishi UFJ, Ltd.

     $75,000,000

CIBC Inc.

     $60,000,000

Comerica Bank

     $60,000,000

Goldman Sachs Bank USA

     $60,000,000

Sumitomo Mitsui Banking Corporation

     $60,000,000

U.S. Bank National Association

     $60,000,000

UBS Loan Finance LLC

     $60,000,000

Fifth Third Bank

     $50,000,000

KeyBank National Association

     $50,000,000

Macquarie Bank Limited

     $50,000,000

Morgan Stanley Bank, N.A.

     $25,000,000

Aggregate Commitment

$1,500,000,000

Schedule 1A-1

SCHEDULE 1B

PRICING SCHEDULE

(Applicable Margins and Rate in basis points)

Applicable Margin	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurodollar Rate / Letter of Credit Fee	1.500%	1.750%	2.000%	2.500%	3.000%
ABR	0.500%	0.750%	1.000%	1.500%	2.000%

Applicable Fee Rate	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Commitment Fee	0.200%	0.250%	0.300%	0.400%	0.500%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Level I Status” exists at any date if, on such date, the Borrower’s Moody’s Rating is Baa1 or better or the Borrower’s S&P Rating is BBB+ or better.

“Level II Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower’s Moody’s Rating is Baa2 or better or the Borrower’s S&P Rating is BBB or better.

“Level III Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower’s Moody’s Rating is Baa3 or better or the Borrower’s S&P Rating is BBB- or better.

“Level IV Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower’s Moody’s Rating is Ba1 or better or the Borrower’s S&P Rating is BB+ or better.

“Level V Status” exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower’s Moody’s Rating is Ba2 or better or the Borrower’s S&P Rating is BB or better.

“Moody’s Rating” means, at any time, the corporate family rating issued by Moody’s Investors Service, Inc. and then in effect with respect to the Borrower.

Schedule 1B-1

“S&P Rating” means, at any time, the corporate rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Borrower’s S&P Issuer Rating.

“Status” means Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

The Applicable Margin, the Commitment Fee Rate and the LC Fee Rate shall be determined in accordance with the foregoing table based on the Borrower’s Status as determined from its then-current Moody’s and S&P Ratings.  The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date.  If at any time the Borrower has no Moody’s Rating or no S&P Rating, Level V Status shall exist.

If the Borrower is split-rated and the ratings differential is one level, the higher rating will apply.  If the Borrower is split-rated and the ratings differential is two levels or more, the rating next below the higher of the split-ratings will apply.

Schedule 1B-2

SCHEDULE 2.20

LC ISSUANCE LIMIT

Issuing Bank	LC Issuance Limit
JPMorgan Chase Bank, N.A.	$150,000,000
Bank of America, N.A.	$150,000,000
TOTAL	$300,000,000

Schedule 2.20-1

SCHEDULE 5.4

MATERIAL SUBSIDIARIES

SEECO, Inc.

Schedule 5.4-1

SCHEDULE 5.12

LITIGATION

Reference is hereby made to the disclosures contained in Part II, Item 1, Legal Proceedings in Borrower’s Quarterly Report on Form 10-Q for the period ended September 30, 2010 and in Item 8.01 of the Form 8-K filed by Borrower on December 17, 2010 regarding Tovah Energy, LLC and Toby Berry-Helfand v. David Michael Grimes, et, al.

Schedule 5.12-1

SCHEDULE 5.17

NEGATIVE PLEDGES

Indenture dated as of January 16, 2008 by and among Borrower, as Issuer, SEECO, Inc., Southwestern Energy Production Company and Southwestern Energy Services Company, as Note Guarantors, and The Bank of New York Trust Company, N.A., as Trustee.

Indenture dated as of June 1, 1998 between NOARK Pipeline Finance L.L.C. and The Bank of New York, as Trustee, as supplemented by the First Supplemental Indenture dated as of May 2, 2006 by and between NOARK Pipeline Finance L.L.C., Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, the Second Supplemental Indenture dated as of June 30, 2006 by and between the Borrower, Southwestern Energy Company and UMB Bank, N.A. (as successor to The Bank of New York), as Trustee, and the Third Supplemental Indenture dated as of May 2, 2008 by and among Southwestern Energy Company, SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and UMB Bank, N.A., as Trustee.

Indenture dated as of December 1, 1995, between the Borrower and J.P. Morgan Trust Company, N.A. (then known as The First National Bank of Chicago), as Trustee, as supplemented by the First Supplemental Indenture dated as of June 30, 2006 by and between the Borrower and J.P. Morgan Trust Company, N.A. (as successor to The First National Bank of Chicago), as Trustee, and the Second Supplemental Indenture dated as of May 2, 2008 by and among Southwestern Energy Company, SEECO, Inc., Southwestern Energy Production Company, Southwestern Energy Services Company and The Bank of New York Trust Company, N.A. (as successor to J.P. Morgan Trust Company, N.A.), as Trustee ..

Schedule 5.17-1

SCHEDULE 6.2

INSURANCE

1.     Property "all risk" insurance coverage for buildings, personal property, equipment and inventory.  Minimum limit of $15,000,000.

2.     Worker's Compensation with Statutory Limits and Employer's Liability with $1,000,000 per accident or occupational disease covering all employees in compliance with the laws of the States of Arkansas, Louisiana, Pennsylvania, Tennessee and Texas.  Such policy is endorsed to provide United States Longshoremen's & Harbor Worker's Compensation Act and Maritime Coverages.

3.     Commercial General Liability Insurance with a combined single limit of $1,000,000 each occurrence/$2,000,000 aggregate bodily injury and property damage.

4.      Automobile Public Liability Insurance covering bodily injury or death and property damage of at least $1,000,000 each accident, combined single limit:

5.      Control of Well Coverage with $10,000,000 combined single limit for operator's extra expense; re-drilling/recompletion; and seepage, pollution and containment.

6.      Excess Liability Insurance with minimum limits of at least $30,000,000 to apply in excess of the primary limits of the above stated policies.

Schedule 6.2-1

EXHIBIT A

FORM OF BORROWING NOTICE

Reference is made to the Third Amended and Restated Credit Agreement dated as of February 14, 2011 (as from time to time amended, the “Agreement”) among Southwestern Energy Company, a Delaware corporation (the “Borrower”), various financial  institutions, and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”).  Capitalized terms used but not defined herein have the respective meanings given to such terms in the Agreement.

Pursuant to the Agreement, [the Borrower] [________, a __________ __________ (an “Additional Borrower”)] hereby requests that an Advance in the amount of $_________ to be made on ____________, 201_.

The [Borrower][Additional Borrower] requests that the Advance to be made hereunder shall be [a Floating Rate Advance] [a Eurodollar Advance and shall have an Interest Period of _______________].

The Borrower certifies that:

(a)

The representations and warranties of the Borrower set forth in Article V of the Agreement are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

(b)

No Default or Unmatured Default exists or will result from the [Borrower’s] [Additional Borrower’s] receipt and application of the proceeds of the Advance requested hereby.

IN WITNESS WHEREOF, this instrument is executed as of _________, 201_.

SOUTHWESTERN ENERGY COMPANY

By:________________________________
Name:______________________________
Title:_______________________________

Exhibit A-1

EXHIBIT B

FORM OF OPINION

February 14, 2011

The Administrative Agent and the Lenders who are parties to the

Third Amended and Restated Credit Agreement described below.

Gentlemen/Ladies:

I am counsel for Southwestern Energy Company (the “Borrower”), and have represented the Borrower and the Subsidiaries of the Borrower listed on Schedule 1 (the “Guarantors”) in connection with its execution and delivery of a Third Amended and Restated Credit Agreement dated as of February 14, 2011 (the “Agreement”) among the Borrower, the Lenders named therein, and JPMorgan Chase Bank, N.A., as Administrative Agent, and providing for Advances  and Letters of Credit in an aggregate principal amount not exceeding $1,500,000,000 (or $2,000,000,000 if the option under Section 2.6.3 thereof has been exercised and become effective) at any one time outstanding.  All capitalized terms used in this opinion and not otherwise defined herein shall have the meanings attributed to them in the Agreement.

I have examined the Borrower’s and each Guarantor’s **[describe constitutive documents of Borrower and Guarantors and appropriate evidence of authority to enter into the transaction]**, the Loan Documents and such other matters of fact and law which we deem necessary in order to render this opinion.  Based upon the foregoing, it is our opinion that:

l.

Each of the Borrower and its Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

2.

The execution and delivery by the Borrower and each Guarantor of the Loan Documents to which it is a party and the performance by the Borrower and each Guarantor of its obligations thereunder have been duly authorized by proper corporate or limited liability company proceedings on the part of the Borrower and each Guarantor and will not:

(a)

require any consent of the Borrower’s or any Guarantor’s shareholders or members (other than any such consent as has already been given and remains in full force and effect);

(b)

violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower’s or any Subsidiary’s articles or certificate of incorporation, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or

Exhibit B-1

any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder; or

(c)

result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any indenture, instrument or agreement binding upon the Borrower or any of its Subsidiaries.

3.

The Loan Documents to which the Borrower or any Guarantor is a party have been duly executed and delivered by the Borrower or such Guarantor, as the case may be, and constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower or such Guarantor, as the case may be, in accordance with their terms except to the extent the enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and subject also to the availability of equitable remedies if equitable remedies are sought.

4.

Except for the litigation disclosed in Borrower’s Form 10-K for the year ended December 31, 2009 and updated in the Borrower’s most recent Form 10-Q, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the best of our knowledge after due inquiry, threatened against the Borrower or any of its Subsidiaries which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

5.

No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under the Agreement, the payment and performance by the Borrower of the Obligations, or the legality, validity, binding effect or enforceability of any of the Loan Documents.

This opinion may be relied upon by the Administrative Agent, the Lenders and their participants, assignees and other transferees.

Very truly yours,

Exhibit B-2

EXHIBIT C

ASSIGNMENT AGREEMENT

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the respective meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including any letters of credit and guaranties included in such facilities and, to the extent permitted to be assigned under applicable law, all claims (including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of the Assignor against any Person whether known or unknown arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby) (the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.

Assignor:

___________________________________________

2.

Assignee:

___________________________________________

3.

Borrower:

Southwestern Energy Company

4.

Administrative

Agent:

JPMorgan Chase Bank, N.A., as the Administrative Agent under the Credit Agreement.

5.

Credit Agreement:

The Third Amended and Restated Credit Agreement dated as of February 14, 2011 among the Borrower, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

6.

Assigned Interest:

Exhibit C-1

Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders*	Amount of Commitment/Loans Assigned*	Percentage Assigned of Commitment/Loans[1]
____________	$	$	_______%
____________	$	$	_______%
____________	$	$	_______%

7.

Trade Date: ________________________________2

Effective Date: ____________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER BY THE ADMINISTRATIVE AGENT.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:

Title:

[Consented to and] 3   Accepted:

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:

________________________

Title:

1

Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

2

Insert if satisfaction of minimum amounts is to be determined as of the Trade Date.

3

To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

Exhibit C-2

[Consented to:]4

[NAME OF RELEVANT PARTY]

By:

________________________

Title:

4

To be added only if the consent of the Company and/or other parties (e.g. LC Issuer) is required by the terms of the Credit Agreement.

Exhibit C-3

ANNEX 1

TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1  Assignor.  The Assignor represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby.  Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, perfection, priority, collectability, or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document, (v) inspecting any of the property, books or records of the Borrower, or any guarantor, or (vi) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Advances or the Loan Documents.

1.2.  Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iii) agrees that its payment instructions and notice instructions are as set forth in Schedule 1 to this Assignment and Assumption, (iv) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are “plan assets” as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be “plan assets” under ERISA, (v) agrees to indemnify and hold the Assignor harmless against all losses, costs and expenses (including reasonable attorneys’ fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee’s non-performance of the obligations assumed under this Assignment and Assumption, (vi) it has received a copy of  the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vii) attached as Schedule 1 to this Assignment and Assumption is any documentation required to be delivered by the Assignee with respect to its tax status pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative

Exhibit C-4

Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  The Assignee shall pay the Assignor, on the Effective Date, the amount agreed to by the Assignor and the Assignee.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, Reimbursement Obligations, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Exhibit C-5

ADMINISTRATIVE QUESTIONNAIRE

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call _____________ at ________________)

(For Forms after Primary Syndication call _____________ at ________________)

Exhibit C-6

US AND NON-US TAX INFORMATION REPORTING REQUIREMENTS

(Schedule to be supplied by Closing Unit or Trading Documentation Unit)

(For Forms for Primary Syndication call _____________ at ________________)
(For Forms after Primary Syndication call _____________ at ________________)

Exhibit C-7

EXHIBIT D

LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To

JPMorgan Chase Bank, N.A.,

as Administrative Agent (the “Administrative Agent”)

under the Credit Agreement

Described Below.

Re:

Third Amended and Restated Credit Agreement, dated as of February 14, 2011 (as the same may be amended or modified, the “Credit Agreement”), among Southwestern Energy Company (the “Borrower”), the Lenders named therein and the Administrative Agent.  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Article XIII of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
Customer/Account Name: Southwestern Energy Company
Transfer Funds To
For Account No.
Reference/Attention To
Authorized Officer (Customer Representative) Date

(Please Print) Signature
Bank Officer Name Date

(Please Print) Signature
(Deliver Completed Form to Credit Support Staff For Immediate Processing)

Exhibit D-1

EXHIBIT E

NOTE

[Date]

[______________], a [___________] [____________] [(the “Borrower”)][(the “Additional Borrower”)], promises to pay to [____________________________________] (the “Lender”) the aggregate unpaid principal amount of all Loans made by the Lender to the [Borrower][Additional Borrower] pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office of JPMorgan Chase Bank, N.A., as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement.  The [Borrower][Additional Borrower] shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Third Amended and Restated Credit Agreement dated as of February 14, 2011 (as amended or otherwise modified from time to time, the “Agreement”), among the Borrower, the lenders party thereto, including the Lender, and JPMorgan Chase Bank, N.A., as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.  This Note is guaranteed pursuant to the [Subsidiary Guaranty]5[SWN Guaranty]6, as more specifically described in the Agreement.  Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

Notwithstanding anything to the contrary in this Note, no provision of this Note shall require the payment or permit the collection of interest in excess of the maximum permitted by applicable law (the “Maximum Rate”).  If any interest in excess of the Maximum Rate is provided for or shall be adjudicated to be so provided, in this Note or otherwise in connection with the loan transaction, the provisions of this paragraph shall govern and prevail, and neither the [Borrower][Additional Borrower] nor the sureties, guarantors, successors or assigns of the [Borrower][Additional Borrower] shall be obligated to pay the excess of the interest or any other excess sum paid for the use, forbearance, or detention of sums loaned.  If for any reason interest in excess of the Maximum Rate shall be deemed charged, required or permitted by any court of competent jurisdiction, the excess shall be applied as payment and reduction of the principal of indebtedness evidenced by this Note, and, if the principal amount has been paid in full, any remaining excess shall forthwith be paid to the [Borrower][Additional Borrower].

5 In the case of the Borrower.

6 In the case of the Additional Borrower.

Exhibit E-1

This Note replaces and supersedes any Note issued under the Existing Agreement to the Lender or in which the Lender has been assigned an interest.

Exhibit E-2

This Note shall be construed in accordance with the laws of the State of New York, but giving effect to Federal laws applicable to national banks.

[________________________________________________]

By:

Print Name:

Title:

Exhibit E-3

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
TO
NOTE
OF [_____________________]

DATED __________, 201_

Date	Principal Amount of Loan	Maturity of Interest Period	Principal Amount Paid	Unpaid Balance

Exhibit E-4

EXHIBIT F

FORM OF SUBSIDIARY GUARANTY

THIS THIRD AMENDED AND RESTATED SUBSIDIARY GUARANTY (this “Guaranty”) is made as of February 14, 2011 by [__________________] (together with any other entity that may from time to time become party hereto by signing a counterpart hereof, collectively the “Subsidiary Guarantors” and each a “Subsidiary Guarantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, Southwestern Energy Company, a Delaware corporation (the “Company”), various financial institutions (the “Lenders”) and the Agent have entered into a third amended and restated credit agreement dated as of the date hereof (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company;

WHEREAS, certain Subsidiaries of the Company executed and delivered a
Second Amended and Restated Subsidiary Guaranty dated as of February 9, 2007 (the “Existing Amended Subsidiary Guaranty”) to guarantee the obligations of the Company under a Second Amended and Restated Credit Agreement dated as of February 9, 2007, as amended by the First Amendment to Second Amended and Restated Credit Agreement dated as of October 12, 2007 and the Second Amendment to Second Amended and Restated Credit Agreement dated as of May 7, 2008 among the Company, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent;

WHEREAS, the execution and delivery of this Guaranty are conditions to the effectiveness of the Credit Agreement; and

WHEREAS, in consideration of the financial and other support that the Company has provided, and such financial and other support as the Company may in the future provide, to the Subsidiary Guarantors, and in order to induce the Lenders to grant extensions of credit under the Credit Agreement, and because each Subsidiary Guarantor has determined that executing this Guaranty is in its interest and to its financial benefit, each of the Subsidiary Guarantors is willing to guarantee the obligations of the Company under the Credit Agreement and the Notes and desires to amend and restate the Existing Amended Subsidiary Guaranty as hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Credit Agreement Definitions.  Capitalized terms used herein but not defined herein shall have the respective meanings set forth in (or defined by reference in) the Credit Agreement.

Exhibit F-1

SECTION 2.  Representations and Warranties.  Each Subsidiary Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed on each date on which a Lender makes a Loan to the Company) that:

(a)

It is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(b)

It has the power and authority and legal right to execute and deliver this Guaranty and to perform its obligations hereunder.  The execution and delivery by it of this Guaranty and the performance of its obligations hereunder have been duly authorized by proper organizational proceedings, and this Guaranty constitutes a legal, valid and binding obligation of such Subsidiary Guarantor enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(c)

Neither the execution and delivery by it of this Guaranty, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on it or any of its Subsidiaries or (ii) its articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, bylaws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which it or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of such Subsidiary Guarantor or a Subsidiary thereof pursuant to the terms of any such indenture, instrument or agreement.  No order, consent, adjudication, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by it or any of its Subsidiaries, is required to be obtained by it or any of its Subsidiaries in connection with the execution and delivery of this Guaranty or the performance by it of its obligations hereunder or the legality, validity, binding effect or enforceability of this Guaranty.

SECTION 3.  The Guaranty.  Subject to Section 9 hereof, each Subsidiary Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as merely surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the unpaid principal of and accrued and unpaid interest on the Loans to the Company, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Company to the Lender or any other indemnified party arising under the Loan Documents, including, without limitation, any such obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not allowed or allowable in such proceeding (collectively, subject to the provisions of Section 9 hereof, the “Guaranteed Obligations”).  Upon failure by the

Exhibit F-2

Company to pay punctually any such amount, each Subsidiary Guarantor agrees that it shall forthwith on written demand pay to the Agent the amount not so paid at the place and in the manner specified in the Credit Agreement. This Guaranty is a guaranty of payment and not of collection.  Each Subsidiary Guarantor waives any right to require the Agent or any Lender to sue the Company, any other guarantor, or any other person obligated for all or any part of the Guaranteed Obligations.

For the avoidance of doubt, notwithstanding anything else in this Subsidiary Guaranty, this Subsidiary Guaranty shall in no event constitute a guarantee of the Loans to the Additional Borrower or any other obligations of any Additional Borrower arising under the Loan Documents.

SECTION 4.  Guaranty Unconditional.  Subject to Sections 9 and 11 hereof, the obligations of each Subsidiary Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)

any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)

any modification or amendment of or supplement to the Credit Agreement or the Notes;

(iii)

 any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Company under the Credit Agreement or the Notes or any obligation of any other guarantor of any of the Guaranteed Obligations;

(iv)

any change in the corporate existence, structure or ownership of the Company or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or any other guarantor of the Guaranteed Obligations, or the assets of any of the foregoing, or any resulting release or discharge of any obligation of the Company or any other guarantor of any of the Guaranteed Obligations;

(v)

the existence of any claim, setoff or other right which such Subsidiary Guarantor may have at any time against the Company, any other guarantor of any of the Guaranteed Obligations, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;

(vi)

any invalidity or unenforceability relating to or against the Company, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement or the Notes, or any provision of applicable law or regulation

Exhibit F-3

purporting to prohibit the payment by the Company, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on the Notes or any other amount payable by the Company under the Credit Agreement or the Notes; or

(vii)

any other act or omission to act or delay of any kind by the Company, any other guarantor of the Guaranteed Obligations, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of such Subsidiary Guarantor’s obligations hereunder.

SECTION 5.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  Each Subsidiary Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the Commitment shall have terminated or expired.  If at any time any payment of the principal of or interest on the Notes or any other amount payable by the Company under the Credit Agreement, or by any Subsidiary Guarantor hereunder, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, each Subsidiary Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 6.  Waivers.  Each Subsidiary Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company, any other guarantor of any of the Guaranteed Obligations or any other Person.

SECTION 7.  Subrogation.  Each Subsidiary Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Company arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by any of the Subsidiary Guarantors, unless and until the Guaranteed Obligations are indefeasibly paid in full and the Commitment has terminated.

SECTION 8.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or the Notes shall nonetheless be payable by each of the Subsidiary Guarantors hereunder forthwith on demand by the Agent.

SECTION 9.  Limitation on Obligations.

(a) The provisions of this Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Subsidiary Guarantor under this Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Subsidiary

Exhibit F-4

Guarantor’s liability under this Guaranty, then, notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by any Subsidiary Guarantor, the Agent or any Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Subsidiary Guarantor’s “Maximum Liability”). This Section 9(a) with respect to the Maximum Liability of the Subsidiary Guarantors is intended solely to preserve the rights of the Agent and the Lenders hereunder to the maximum extent not subject to avoidance under applicable law, and neither a Subsidiary Guarantor nor any other Person shall have any right or claim under this Section 9(a) with respect to the Maximum Liability, except to the extent necessary so that the obligations of each Subsidiary Guarantor hereunder shall not be rendered voidable under applicable law.

(b)

Each Subsidiary Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of such Subsidiary Guarantor, and may exceed the aggregate Maximum Liability of all other Subsidiary Guarantors, without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this Section 9(b) shall be construed to increase any Subsidiary Guarantor’s obligations hereunder beyond its Maximum Liability.

(c)

If any Subsidiary Guarantor (a “Paying Subsidiary Guarantor”) shall make any payment or payments under this Guaranty, each other Subsidiary Guarantor (each a “Non-Paying Subsidiary Guarantor”) shall contribute to such Paying Subsidiary Guarantor an amount equal to such Non-Paying Subsidiary Guarantor’s “Pro Rata Share” of such payment or payments made, or losses suffered, by such Paying Subsidiary Guarantor.  For the purposes hereof, each Non-Paying Subsidiary Guarantor’s “Pro Rata Share” with respect to any such payment or loss by a Paying Subsidiary Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Subsidiary Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Subsidiary Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Subsidiary Guarantor from the Company after the date hereof (whether by loan, capital infusion or by other means) to (ii) the sum of the Maximum Liabilities (which may be greater than the amount of Guaranteed Obligations) of all Subsidiary Guarantors hereunder (including such Paying Subsidiary Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Subsidiary Guarantor, the aggregate amount of all monies received by such Subsidiary Guarantor from the Company after the date hereof (whether by loan, capital infusion or by other means).  Nothing in this Section 9(c) shall affect any Subsidiary Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Subsidiary Guarantor’s Maximum Liability).  Each Subsidiary Guarantor covenants and agrees that its right to receive any contribution under this Guaranty from a Non-Paying Subsidiary Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations.  The provisions of this Section 9(c) are for the benefit of the Agent, the Lenders and the

Exhibit F-5

Subsidiary Guarantors and may be enforced by any of them in accordance with the terms hereof.

SECTION 10.  Application of Payments.  All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)

FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations;

(b)

SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees; and

(c)

THIRD, to payment of any other Guaranteed Obligations.

SECTION 11.  Release of Guarantor.  Notwithstanding anything to the contrary herein, a Subsidiary Guarantor will be unconditionally and absolutely released and discharged from its obligations under this Guaranty upon the effectiveness of any release request under Section 8.4 of the Credit Agreement.

SECTION 12.  Notices.  All notices, requests and other communications to any party hereunder shall be given or made by facsimile or other writing and faxed, mailed or delivered to the intended recipient at its address or facsimile number set forth under its name on Schedule I hereto or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of Article XIII of the Credit Agreement.  Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by facsimile, or personally delivered or, in the case of a mailed notice sent by certified mail return-receipt requested, on the date set forth on the receipt (provided that any refusal to accept any such notice shall be deemed to be notice thereof as of the time of any such refusal), in each case given or addressed as aforesaid.

SECTION 13.  No Waivers.  No failure or delay by the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement and the Notes shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14.  No Duty to Advise.  Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the Company’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs under this Guaranty, and agrees that the Agent does not have any duty to advise such Subsidiary Guarantor of information known to it regarding those circumstances or risks.

SECTION 15.  Successors and Assigns.  This Guaranty is for the benefit of the Agent, the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement or the Notes of the Borrower, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred

Exhibit F-6

with such indebtedness. This Guaranty shall be binding upon each Subsidiary Guarantor and its successors.

SECTION 16.  Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by each of the Subsidiary Guarantors and the Agent.

SECTION 17.  Costs of Enforcement.  Each Subsidiary Guarantor agrees to pay all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses, paid or incurred by the Agent in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Company, such Subsidiary Guarantor or any other guarantor of all or any part of the Guaranteed Obligations.

SECTION 18.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  EACH SUBSIDIARY GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, THE CREDIT AGREEMENT OR THE NOTES) OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANOTHER JURISDICTION.  EACH SUBSIDIARY GUARANTOR, THE AGENT AND EACH LENDER BY ACCEPTING THE BENEFITS OF THIS GUARANTY, HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 19.  Taxes. etc.  All payments required to be made by any of the Subsidiary Guarantors hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if any Subsidiary Guarantor is required by law to make such deduction or withholding, such Subsidiary Guarantor shall forthwith  (i) pay to the Agent or the applicable Lender such additional amount as results in the net amount received by the Agent equaling the full amount which would have been received by the Agent or such Lender had no such deduction or

Exhibit F-7

withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or such Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Exhibit F-8

IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

[________________________________]

By: __________________________________

Name: ________________________________

Title: _________________________________

Exhibit F-9

Additional Signature page for the Third Amended and Restated Subsidiary Guaranty dated as of February 14, 2011 (as amended, restated or otherwise modified from time to time) issued by various Subsidiaries of Southwestern Energy Company.

The undersigned is executing a counterpart hereof for purposes of becoming a party hereto (and set forth below is the address of the undersigned for purposes of Schedule I to this Third Amended and Restated Subsidiary Guaranty)

[________________________________]

By: __________________________________

Name: ________________________________

Title: _________________________________

Address:

Exhibit F-10

SCHEDULE I

TO GUARANTY

ADDRESSES

Exhibit F-11

EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

The undersigned, the _________________ of Southwestern Energy Company (the “Borrower”) hereby (a) delivers this Certificate pursuant to Section 6.1(c) of the Third Amended and Restated Credit Agreement dated as of February 14, 2011 (the “Agreement”; capitalized terms used but not defined herein have the respective meanings given thereto in the Agreement) among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent, and (b) certifies to each Lender as follows:

1.

Attached as Schedule I are the financial statements of the Borrower as of and for the Fiscal _ Year _ Quarter (check one) ended                               , 201_.

2.

Such financial statements have been prepared in accordance with Agreement Accounting Principles and fairly present in all material respects the financial condition of the Borrower as of the date indicated therein and the results of operations for the respective periods covered thereby.

3.

Attached as Schedule II are detailed calculations used by the Borrower to establish whether the Borrower was in compliance with the requirements of Section 6.4 of the Agreement on the date of the financial statements attached as Schedule I.

4.

Unless otherwise disclosed on Schedule III, neither a Default nor an Unmatured Default has occurred which is in existence on the date hereof or, if any Default or Unmatured Default is disclosed on Schedule III, the Borrower has taken or proposes to take the action to cure such Default or Unmatured Default set forth on Schedule III.

5.

Except as described on Schedule IV, the representations and warranties of the Borrower set forth in the Agreement are true and correct on and as of the date hereof, with the same effect as though such representations and warranties had been made on and as of the date hereof or, if such representations and warranties are expressly limited to particular dates, as of such particular dates.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate as of __________, 201_.

SOUTHWESTERN ENERGY COMPANY

By:

Print Name:

Title:

Exhibit G-1

Schedule I

Financial Statements
(to be attached)

Exhibit G-2

Schedule II

Compliance Calculations
(to be attached)

Exhibit G-3

Schedule III

Defaults/Remedial Action
(to be attached)

Exhibit G-4

Schedule IV

Qualifications to Representations and Warranties

Exhibit G-5

EXHIBIT H

FORM OF

INCREASE REQUEST

_________________________, 201_

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the Third Amended and Restated Credit Agreement dated as of February 14, 2011 among Southwestern Energy Company (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

In accordance with Section 2.6.3 of the Credit Agreement, the Borrower hereby requests an increase in the Aggregate Commitment from $__________ to $__________.  Such increase shall be made by [increasing the Commitment of ____________ from $________ to $________] [adding _____________ as a Lender under the Credit Agreement with a Commitment of $____________] as set forth in the letter attached hereto.  Such increase shall be effective three Business Days after the date that the Administrative Agent accepts the letter attached hereto or such other date as is agreed among the Borrower, the Administrative Agent and the [increasing] [new] Lender.

Very truly yours,

SOUTHWESTERN ENERGY COMPANY

By: __________________________________

Name: _________________________________

Title: __________________________________

Exhibit H-1

ANNEX I TO EXHIBIT H

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated __________, 201_ from Southwestern Energy Company (the “Borrower”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.6.3 of the Third Amended and Restated Credit Agreement dated as of February 14, 2011 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to increase its Commitment under the Credit Agreement from $__________ to $__________ effective on the date which is three Business Days after the acceptance hereof by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

Very truly yours,

[NAME OF INCREASING LENDER]

By:_________________________

Title:______________________

Accepted as of

_________, ____

JPMORGAN CHASE BANK, N.A., as

Administrative Agent

By: ________________________________

Name: _____________________________

Title: _______________________________

Exhibit H-2

ANNEX II TO EXHIBIT H

[Date]

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Please refer to the letter dated __________, 201_ from Southwestern Energy Company (the “Borrower”) requesting an increase in the Aggregate Commitment from $__________ to $__________ pursuant to Section 2.6.3 of the Third Amended and Restated Credit Agreement dated as of February 14, 2011 among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

The undersigned hereby confirms that it has agreed to become a Lender under the Credit Agreement with a Commitment of $__________ effective on the date which is three Business Days after the acceptance hereof, and consent hereto, by the Administrative Agent or on such other date as may be agreed among the Borrower, the Administrative Agent and the undersigned.

The undersigned (a) acknowledges that it has received a copy of the Credit Agreement and the Schedules and Exhibits thereto, together with copies of the most recent financial statements delivered by the Borrower pursuant to the Credit Agreement, and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to become a Lender under the Credit Agreement; and (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Credit Agreement.

The undersigned represents and warrants that (i) it is duly organized and existing and it has full power and authority to take, and has taken, all action necessary to execute and deliver this letter and to become a Lender under the Credit Agreement; and (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution and delivery of this letter and the performance of its obligations as a Lender under the Credit Agreement.

The undersigned agrees to execute and deliver such other instruments, and take such other actions, as the Administrative Agent may reasonably request in connection with the transactions contemplated by this letter.

The following administrative details apply to the undersigned:

(A)

Notice Address:

Exhibit H-3

Legal name: __________________________

Address:

_______________________________

_______________________________

_______________________________

Attention:  _____________________________

Telephone:  (___) _______________________

Facsimile:  (___) ______________________

(B)

Payment Instructions:

Account No.:  ___________________________

At:

___________________________

___________________________

___________________________

Reference:    ___________________________

Attention:    ___________________________

The undersigned acknowledges and agrees that, on the date on which the undersigned becomes a Lender under the Credit Agreement as set forth in the second paragraph hereof, the undersigned will be bound by the terms of the Credit Agreement as fully and to the same extent as if the undersigned were an original Lender under the Credit Agreement.

Very truly yours,

[NAME OF NEW LENDER]

By:_________________________

Title:______________________

Exhibit H-4

Accepted and consented to as of

______________, 201_

JPMORGAN CHASE BANK, N.A.,

  as Administrative Agent

By: _____________________________

Name: ___________________________

Title:____________________________

Exhibit H-5

EXHIBIT I

FORM OF

ADDITIONAL BORROWER ACCESSION AGREEMENT

JPMorgan Chase Bank, N.A., as Administrative Agent

under the Credit Agreement referred to below

Ladies/Gentlemen:

Reference is made to Section 2.24 of that certain Third Amended and Restated Credit Agreement dated as of February 14, 2011 among Southwestern Energy Company, a Delaware corporation (the “Borrower”), various financial institutions and JPMorgan Chase Bank, N.A., as Administrative Agent (as amended, modified, extended or restated from time to time, the “Credit Agreement”).  Capitalized terms used but not defined herein have the respective meanings set forth in the Credit Agreement.

1.

Agreement.  The Borrower hereby requests that [___________], a [___________] [_________] (the “Proposed Additional Borrower”), become party to the Credit Agreement as an Additional Borrower, with $[___________] of the Aggregate Commitment being made available for borrowings by the Proposed Additional Borrower (the “Additional Borrower Facility”).  The Proposed Additional Borrower hereby consents and agrees to be made a party to, and to be bound as an Additional Borrower by all of the terms of, the Credit Agreement as of the Effective Date (as defined below) and shall have all the rights and obligations of an Additional Borrower with respect to the Loans made to the Additional Borrower under the Additional Borrower Facility as specified therein.

2.

Conditions Precedent.  The Proposed Additional Borrower shall become an Additional Borrower under the Credit Agreement on the date (the “Effective Date”) on which each of the following conditions is satisfied:

(i)

The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of this Additional Borrower Accession Agreement from the Borrower and the Proposed Additional Borrower;

(ii)

The Administrative Agent shall have received executed counterparts (in such number as may be requested by the Administrative Agent) of the SWN Guaranty from the Borrower; and

(iii)

The Administrative Agent shall have received a certificate of an authorized representative of the Proposed Additional Borrower certifying the names and true signatures of the other authorized representatives of the Additional Borrower authorized to sign this Additional Borrower Accession Agreement and any other documents (including any Notes) to be delivered in connection herewith.

3.

Reaffirmation of Representations and Warranties.  The Borrower hereby reaffirms, as of the date hereof, its representations and warranties in their entirety contained in

Exhibit I-1

Article V of the Credit Agreement and in all other documents executed pursuant thereto (except to the extent such representations and warranties relate solely to an earlier date).

4.

Reallocation of Commitment.  At any time and from time to time, the Additional Borrower may reduce in accordance with the requirements of Section 2.6.2 of the Credit Agreement or, if there are no Total Outstandings with respect to Loans made to the Additional Borrower, terminate the Commitments available to it.  Immediately upon such reduction or termination, (i) the Additional Borrower shall no longer have the rights and obligations of an Additional Borrower under the Credit Agreement with respect to such Commitments and, in the case of a termination of all such Commitments, shall immediately cease to be an Additional Borrower, and (ii) such Commitments shall be reallocated to the Borrower.  For the avoidance of doubt, the accession or removal of an Additional Borrower shall not alter the Aggregate Commitment amount.

5.

Governing Law; Entire Agreement.  This Additional Borrower Accession Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.  The Credit Agreement, this Additional Borrower Accession Agreement, the Notes and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and supersede any prior agreements, written or oral, with respect thereto.

6.

Severability of Provisions.  Any provision in this Additional Borrower Accession Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Additional Borrower Accession Agreement are declared to be severable.

7.

Counterparts.  This Additional Borrower Accession Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Additional Borrower Accession Agreement by signing any such counterpart.

Exhibit I-2

Very truly yours,

[NAME OF PROPOSED ADDITIONAL BORROWER]

By:_________________________

Title:______________________

Notice Address:

_______________________

_______________________

SOUTHWESTERN ENERGY COMPANY

By:_________________________

Title:______________________

Accepted and Agreed to:

JPMORGAN CHASE BANK, N.A.

By:_________________________

Title:______________________

Exhibit I-3

EXHIBIT J

FORM OF SWN GUARANTY

THIS SWN GUARANTY (this “Guaranty”) is made as of [__] [__]7, 201  by Southwestern Energy Company, a Delaware corporation (the “Company” or the “Guarantor”), in favor of JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Agent”).

WITNESSETH:

WHEREAS, the Company, various financial institutions (the “Lenders”) and the Agent have entered into that certain Third Amended and Restated Credit Agreement dated as of February 14, 2011 (as the same may be amended, restated or otherwise modified from time to time, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Company;

WHEREAS, the Company, [

], a [

] (the “Additional Borrower”), and the Agent have entered into that certain Additional Borrower Accession Agreement (the “Accession Agreement”) dated as of [__] [__], 201   , pursuant to Section 2.24 of the Credit Agreement; and

WHEREAS, the execution and delivery of this Guaranty by the Company is a condition to the effectiveness of the Accession Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Credit Agreement Definitions.  Capitalized terms used herein but not defined herein shall have the respective meanings set forth in (or defined by reference in) the Credit Agreement.

SECTION 2.  The Guaranty.  The Guarantor hereby absolutely and unconditionally guarantees, as primary obligor and not as merely surety, the full and punctual payment (whether at stated maturity, upon acceleration or early termination or otherwise, and at all times thereafter) and performance of the unpaid principal of and accrued and unpaid interest on the Loans to the Additional Borrower, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Additional Borrower to the Lenders or any other indemnified party arising under the Loan Documents, including, without limitation, any such obligations incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or similar proceeding, whether or not allowed or allowable in such proceeding (collectively, the “Guaranteed Obligations”).  Upon failure by the Additional Borrower to pay punctually any such amount, the Guarantor agrees that it shall forthwith on written demand pay to the Agent the amount not so paid at the place and in the manner specified in the Credit Agreement.  This Guaranty is a guaranty of payment and not of collection.  The Guarantor waives any right to

7 The date of the SWN Guaranty will be the date of execution of an Additional Borrower Accession Agreement.

Exhibit J-1

require the Agent or any Lender to sue the Additional Borrower or any other person obligated for all or any part of the Guaranteed Obligations.

SECTION 3.  Guaranty Unconditional.  Subject to Section 9 hereof, the obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(i)

any extension, renewal, settlement, compromise, waiver or release in respect of any of the Guaranteed Obligations, by operation of law or otherwise, or any obligation of any other guarantor of any of the Guaranteed Obligations, or any default, failure or delay, willful or otherwise, in the payment or performance of the Guaranteed Obligations;

(ii)

any modification or amendment of or supplement to the Credit Agreement, the Accession Agreement or the Notes of the Additional Borrower;

(iii)

 any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Additional Borrower under the Credit Agreement, the Accession Agreement or the Notes or any obligation of any other guarantor of any of the Guaranteed Obligations;

(iv)

any change in the corporate existence, structure or ownership of the Additional Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Additional Borrower, or the assets of any of the foregoing, or any resulting release or discharge of any obligation of the Additional Borrower;

(v)

the existence of any claim, setoff or other right which the Guarantor may have at any time against the Additional Borrower, the Agent, any Lender or any other Person, whether in connection herewith or any unrelated transaction;

(vi)

any invalidity or unenforceability relating to or against the Additional Borrower, for any reason related to the Credit Agreement, the Accession Agreement or the Notes of the Additional Borrower, or any provision of applicable law or regulation purporting to prohibit the payment by the Additional Borrower of the principal of or interest on the Notes of the Additional Borrower or any other amount payable by the Additional Borrower under the Credit Agreement or the Notes; or

(vii)

any other act or omission to act or delay of any kind by the Additional Borrower, the Agent, any Lender or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor’s obligations hereunder.

SECTION 4.  Discharge Only Upon Payment In Full: Reinstatement In Certain Circumstances.  The Guarantor’s obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been indefeasibly paid in full and the portion of the Aggregate Commitment made available to the Additional Borrower shall have terminated or

Exhibit J-2

expired.  If at any time any payment of the principal of or interest on the Notes of the Additional Borrower or any other amount payable by the Additional Borrower under the Credit Agreement, or by the Guarantor hereunder, is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Additional Borrower or otherwise, the Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

SECTION 5.  Waivers.  The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Additional Borrower, any other guarantor of any of the Guaranteed Obligations or any other Person.

SECTION 6.  Subrogation.  The Guarantor hereby agrees not to assert any right, claim or cause of action, including, without limitation, a claim for subrogation, reimbursement, indemnification or otherwise, against the Additional Borrower arising out of or by reason of this Guaranty or the obligations hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor, unless and until the Guaranteed Obligations are indefeasibly paid in full and the portion of the Aggregate Commitment made available to the Additional Borrower has terminated.

SECTION 7.  Stay of Acceleration.  If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Additional Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement or the Notes of the Additional Borrower shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent.

SECTION 8.

Application of Payments.  All payments received by the Agent hereunder shall be applied by the Agent to payment of the Guaranteed Obligations in the following order unless a court of competent jurisdiction shall otherwise direct:

(a)

FIRST, to payment of all costs and expenses of the Agent incurred in connection with the collection and enforcement of the Guaranteed Obligations;

(b)

SECOND, to payment of that portion of the Guaranteed Obligations constituting accrued and unpaid interest and fees; and

(c)

THIRD, to payment of any other Guaranteed Obligations.

SECTION 9.  Release of Guarantor.  Notwithstanding anything to the contrary herein, the Guarantor will be unconditionally and absolutely released and discharged from its obligations under this Guaranty immediately upon the removal of an Additional Borrower in accordance with Section 2.24 of the Credit Agreement and the Accession Agreement.

SECTION 10.  Notices.  All notices, requests and other communications to any party hereunder shall be given or made by facsimile or other writing and faxed, mailed or delivered to the intended recipient in accordance with the provisions of Article XIII of the Credit Agreement.

Exhibit J-3

SECTION 11.  No Waivers.  No failure or delay by the Agent in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies provided in this Guaranty, the Credit Agreement and the Notes of the Additional Borrower shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 12.  No Duty to Advise.  The Guarantor assumes all responsibility for being and keeping itself informed of the Additional Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs under this Guaranty, and agrees that the Agent does not have any duty to advise the Guarantor of information known to it regarding those circumstances or risks.

SECTION 13.  Successors and Assigns.  This Guaranty is for the benefit of the Agent, the Lenders and their respective successors and permitted assigns and in the event of an assignment of any amounts payable under the Credit Agreement or the Notes of the Additional Borrower, the rights hereunder, to the extent applicable to the indebtedness so assigned, shall be transferred with such indebtedness. This Guaranty shall be binding upon the Guarantor and its successors.

SECTION 14.  Changes in Writing.  Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Guarantor and the Agent.

SECTION 15.  Costs of Enforcement.  The Guarantor agrees to pay all costs and expenses, including, without limitation, all court costs and attorneys’ fees and expenses, paid or incurred by the Agent in endeavoring to collect all or any part of the Guaranteed Obligations from, or in prosecuting any action against, the Additional Borrower or the Guarantor.

SECTION 16.  GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.  THE GUARANTOR HEREBY SUBMITS TO THE JURISDICTION OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY (INCLUDING, WITHOUT LIMITATION, THE CREDIT AGREEMENT, THE ACCESSION AGREEMENT OR THE NOTES) OR THE TRANSACTIONS CONTEMPLATED HEREBY.  THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE ADDITIONAL BORROWER IN THE COURTS OF ANOTHER JURISDICTION.  THE GUARANTOR, THE AGENT AND EACH LENDER BY ACCEPTING THE BENEFITS OF THIS GUARANTY, HEREBY IRREVOCABLY WAIVES

Exhibit J-4

ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS GUARANTY OR THE RELATIONSHIP ESTABLISHED HEREUNDER.  EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

SECTION 17.  Taxes. etc.  All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof (but excluding Excluded Taxes), provided, however, that if the Guarantor is required by law to make such deduction or withholding, the Guarantor shall forthwith  (i) pay to the Agent or the applicable Lender such additional amount as results in the net amount received by the Agent equaling the full amount which would have been received by the Agent or such Lender had no such deduction or withholding been made, (ii) pay the full amount deducted to the relevant authority in accordance with applicable law, and (iii) furnish to the Agent or such Lender certified copies of official receipts evidencing payment of such withholding taxes within 30 days after such payment is made.

Exhibit J-5

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed by its authorized officer as of the day and year first above written.

SOUTHWESTERN ENERGY COMPANY

By: __________________________________

Name: ________________________________

Title: _________________________________

Address:

2350 N. Sam Houston Parkway East

Suite 125

Houston, Texas 77032

Attention:  Greg D. Kerley

Fax:  281-618-4820

Exhibit J-6